Exhibit 10.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
LOYALTY VENTURES INC., et al.,[1]	)	Case No. 23-90111 (CML)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. 116

INTERIM ORDER (I) AUTHORIZING THE
DEBTORS TO OBTAIN POSTPETITION FINANCING,
(II) AUTHORIZING THE DEBTORS TO CONTINUE THE
USE OF CASH COLLATERAL, (III) GRANTING LIENS AND PROVIDING
SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS, (Iv) GRANTING
ADEQUATE PROTECTION, (v) MODIFYING THE AUTOMATIC STAY,
(VI) SCHEDULING A FINAL HEARING AND (VII) GRANTING RELATED RELIEF

Upon the motion (the “Motion”), dated March 17, 2023, of Loyalty Ventures Inc. and its affiliated debtors and debtors in possession (collectively, the “Debtors”) in the above-captioned chapter 11 cases (collectively, the “Chapter 11 Cases”), seeking entry of an interim order (this “Interim Order”)2 and a final order (the “Final Order”) pursuant to sections 105, 361, 362, 363, 364(c)(l), 364(c)(2), 364(c)(3), 364(d), 364(e), 503, 507 and 552 of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002, 4001, 6004 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Rules 2002-1, 4001-2, 7007-1, 9013-1, 9013-4 and 9014-2 of the Bankruptcy Local Rules (the “Local Bankruptcy Rules”) for the

[1]

The Debtors in these chapter 11 cases, along with the last four digits of the Debtors’ tax identification numbers, are: Loyalty Ventures Inc. (3472); LVI Lux Holdings S.à r.l. (5350); LVI Sky Oak LLC (1657); and Rhombus Investments L.P. (7493).  The location of the Debtors’ service address for purposes of these chapter 11 cases is:  8235 Douglas Avenue, Suite 1200, Dallas, Texas 75225.

[2]	Capitalized terms used in this Interim Order but not defined herein shall have the meanings given to them in the DIP Term Sheet (as defined below) or the Motion, as applicable.

United States Bankruptcy Court for the Southern District of Texas (the “Court”) and the Procedures for Complex Cases in the Southern District of Texas, inter alia:

(i)authorizing the Debtors to obtain senior secured postpetition financing on a superpriority basis under an intercompany credit facility (the “DIP Facility” and the loans thereunder, the “DIP Loans”) comprised of new money delayed-draw term loans in an aggregate principal amount not to exceed $30,000,000.00, of which (a) up to $15,000,000.00 shall be available from and after entry of this Interim Order (the “Interim DIP Amount”) and (b) the remainder shall be available from and after entry of the Final Order pursuant to the terms and conditions of this Interim Order, the Final Order and that certain Senior Secured Superpriority Debtor in Possession Credit Facility Term Sheet attached hereto as Exhibit A (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “DIP Term Sheet”), by and among Loyalty Ventures Inc., as borrower (“Borrower” or “LVI”), all other Debtors, as guarantors, and LoyaltyOne, Co., as lender (“DIP Lender”);
(ii)approving the terms of, and authorizing the Debtors to perform under, the DIP Term Sheet and to execute and deliver any other agreements, instruments and documents related to the DIP Facility (collectively, the “DIP Documents”), which shall be on terms consistent with the DIP Term Sheet and this Interim Order and otherwise in form and substance reasonably acceptable to the DIP Lender, the Debtors, the Prepetition Agent and the Requisite Consenting Lenders3 and to perform such other acts as may be necessary or desirable in connection with the DIP Documents;
[3]

“Requisite Consenting Lenders” means, at any applicable time of determination, lenders under the Prepetition Credit Agreement that signed the Transaction Support Agreement [Docket No. 21] (the “TSA”) (attached to the First Day Declaration) (the “Consenting Lenders”) holding at least a majority of the aggregate outstanding principal amount held by all of the Consenting Lenders of (i) the Revolving Credit Exposure (as defined in the Prepetition Credit Agreement), (ii) the Term A Loan (as defined in the Prepetition Credit Agreement) and (iii) the Term B Loan (as defined in the Prepetition Credit Agreement), taken together.

(iii)authorizing the Debtors to enter into the DIP Facility and to incur all obligations owing thereunder and under the DIP Documents to the DIP Lender (the “DIP Obligations”), and granting the DIP Lender allowed superpriority administrative expense claim status in each of the Chapter 11 Cases and any Successor Cases (as defined below), subject to the Carve-Out (as defined below) and as otherwise set forth in this Interim Order;
(iv)granting to the DIP Lender automatically perfected security interests in and liens on all of the DIP Collateral (as defined below), including, without limitation, all property constituting “cash collateral” as such term is defined in Bankruptcy Code section 363(a), (including, without limitation, all cash and cash equivalents and other amounts from time to time on deposit or maintained by the Debtors in any deposit or securities account or accounts as of the Petition Date) or any cash or cash equivalents received by the Debtors after the Petition Date as proceeds of the Prepetition Collateral (as defined below), (the “Cash Collateral”), which liens shall be subject to the priorities set forth herein;
(v)authorizing and directing the Debtors to use the proceeds of the DIP Facility and Cash Collateral:  (a) to provide financing for general corporate purposes; (b) to make permitted adequate protection payments as specified in this Interim Order, the DIP Term Sheet or other order of this Court (including the Interim Cash Collateral Order (as defined below)); and (c) for bankruptcy-related costs and expenses in respect of the Chapter 11 Cases, including, without limitation, (1) funding and implementing a chapter 11 plan, (2) paying fees and expenses of Professional Persons (as defined below) and (3) funding the Carve-Out and the Carve-Out Reserves, all to the extent provided in, and in accordance with, this Interim Order and the DIP Documents;

(vi)authorizing the Debtors to continue using the Prepetition Collateral, including the Cash Collateral, on a further interim basis in accordance with the Interim Order (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection, (III) Modifying the Automatic Stay and (IV) Granting Related Relief [Docket No. 65] (the “Interim Cash Collateral Order”), this Interim Order and the DIP Documents, and providing, among other things, adequate protection to the Prepetition Secured Parties (as defined below) for any Diminution in Value (as defined below) of their interests in the Estates’ (as defined below) interests in the Prepetition Collateral, including the Cash Collateral;
(vii)modifying the automatic stay imposed by Bankruptcy Code section 362 to the extent necessary to implement and effectuate the terms and provisions of the DIP Documents and this Interim Order;
(viii)authorizing the DIP Lender, upon the occurrence of an Event of Default (as defined below), but subject in all respects to the terms of this Interim Order, to:  (a) terminate the funding obligations under the DIP Documents in accordance with their terms; (b) declare the DIP Obligations to be immediately due and payable in full; and (c) be granted relief from the automatic stay to foreclose on the DIP Liens (as defined below);
(ix)waiving any applicable stay (including under Bankruptcy Rule 6004) with respect to the effectiveness and enforceability of this Interim Order and providing for the immediate effectiveness of this Interim Order;
(x)subject to and effective upon entry of the Final Order, limiting any right to surcharge the DIP Collateral, the Prepetition Collateral, the Cash Collateral or the Adequate Protection Collateral under Bankruptcy Code section 506(c);

(xi)subject to and effective upon entry of a Final Order, waiving the Debtors’ right to assert with respect to the Prepetition Secured Parties (a) any “equities of the case” exception pursuant to Bankruptcy Code section 552(b) and (b) the equitable doctrine of “marshalling” or any similar doctrine; and
(xii)scheduling a final hearing (the “Final Hearing”) to consider the relief requested in the Motion and approving the form of notice with respect to the Final Hearing.

The Court having considered the Motion, the exhibits attached thereto, the First Day Declaration, the declaration of Brian J. Fox in support of the Motion, filed concurrently with the Motion (the “Fox Declaration”), the DIP Term Sheet and any other DIP Documents, and the evidence submitted and arguments made at the interim hearing (the “Interim Hearing”); and notice of the Interim Hearing having been provided in accordance with Bankruptcy Rules 2002, 4001(b), (c) and (d) and all applicable Local Bankruptcy Rules; and the Interim Hearing having been held and concluded; and all objections, if any, to the interim relief requested in the Motion having been withdrawn, resolved or overruled by the Court; and it appearing that approval of the interim relief requested in the Motion is necessary to avoid immediate and irreparable harm to the Debtors and their estates (the “Estates”) pending the Final Hearing, and otherwise is fair and reasonable and in the best interests of the Debtors and their Estates; and the Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and it appearing that such relief is a sound and prudent exercise of the Debtors’ business judgment; and after due deliberation and consideration, and good and sufficient cause appearing therefor; and

Based upon the record established at the Interim Hearing, the Court makes the following findings of fact and conclusions of law:4

A.Disposition.  The relief requested in the Motion is granted on an interim basis in accordance with the terms set forth in this Interim Order.  Any objections to the Motion with respect to the entry of this Interim Order that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby denied and overruled on the merits.  This Interim Order shall become effective immediately upon its entry and any applicable stay (including under Bankruptcy Rule 6004) is waived to permit such effectiveness.
B.Petition Date.  On March 10, 2023 (the “Petition Date”), each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Court.
C.Debtors in Possession.  The Debtors are operating their businesses and properties as debtors in possession pursuant to Bankruptcy Code sections 1107 and 1108.  As of the date hereof, no trustee or examiner has been appointed.
D.Jurisdiction and Venue.  This Court has jurisdiction over the Chapter 11 Cases, the Motion and the parties and property affected hereby pursuant to 28 U.S.C. § 1334. Consideration of the Motion constitutes a core proceeding pursuant to 28 U.S.C. § 157(b)(2).  This Court may enter a final order consistent with Article III of the United States Constitution.  Venue for the Chapter 11 Cases and the proceedings on the Motion is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.  The bases for the relief sought in the Motion are Bankruptcy Code sections 105, 361, 362, 363, 364, 507 and 552, Bankruptcy Rules 2002, 4001, 6003, 6004 and 9014 and the Local Bankruptcy Rules.
[4]

The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.  To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the extent that any of the following conclusions of law constitute findings of fact, they are adopted as such.

E.Committee.  As of the date hereof, no statutory committee has been appointed in these Chapter 11 Cases pursuant to Bankruptcy Code section 1102 (a “Committee”).
F.Notice.  Upon the record presented to the Court at the Interim Hearing, and under the exigent circumstances set forth therein, proper, timely, adequate and sufficient notice of the Motion and the relief requested thereby and in this Interim Order has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, and no further notice of, or hearing regarding, the entry of this Interim Order and the relief set forth herein is necessary or required.
G.Debtors’ Stipulations.  Subject to Paragraph 33 hereof, upon entry of the Interim Cash Collateral Order:  (i) each stipulation, admission and agreement contained in the Interim Cash Collateral Order was binding upon the Debtors, their Estates and any successors thereto (including, without limitation, any chapter 7 or chapter 11 trustee appointed or elected for any of the Debtors) under all circumstances and for all purposes; and (ii) the Debtors are deemed to have irrevocably waived and relinquished all Challenges (as defined below) as to the Prepetition Secured Parties as of the Petition Date.  Without prejudice to the rights of parties in interest as set forth in Paragraph 33 herein, in exchange for and as a material inducement to the Prepetition Secured Parties’ agreement to permit the consensual use of their Cash Collateral and the Prepetition Collateral and the priming of the Prepetition Liens on the terms set forth in this Interim Order, effective upon entry of the Interim Cash Collateral Order, the Debtors, on their own behalf and on behalf of their Estates, admitted, stipulated, acknowledged and agreed as follows (Paragraphs G(i) through (vi) below are referred to, collectively, as the “Debtors’ Stipulations”):
(i)Prepetition Credit Facilities.  Pursuant to that certain Credit Agreement dated as of November 3, 2021, (as amended by Amendment No. 1 to Credit Agreement (Financial

Covenant), dated as of July 29, 2022 as amended, waived and supplemented by the Consent, dated as of March 1, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prepetition Credit Agreement” and the facilities documented thereunder, collectively, the “Prepetition Credit Facilities”) and, together with all related security agreements, collateral agreements, pledge agreements, control agreements and guarantees (collectively, the “Prepetition Credit Documents”), among Loyalty Ventures Inc. (“LVI”) and certain of its subsidiaries, as borrowers, certain other subsidiaries of LVI, as guarantors (collectively with LVI and the other borrowers, the “Prepetition Obligors”) and Bank of America, N.A., as administrative agent (the “Prepetition Agent”) and the lenders party thereto from time to time (the “Prepetition Lenders” and, together with the Prepetition Agent, the “Prepetition Secured Parties”), the Prepetition Lenders provided secured financing to the Debtor Obligors (as defined below).  The Prepetition Credit Facilities consist of:  (a) a $175 million term A loan facility; (b) a $500 million term B loan facility; and (c) a revolving credit facility in the maximum principal amount of $150 million.
(ii)Prepetition Obligations.  As of the Petition Date, pursuant to the Prepetition Credit Documents, LVI and Debtor LVI Lux Holdings S.à r.l. (together, the “Debtor Obligors”) were indebted and jointly and severally liable to the Prepetition Secured Parties for loans in the aggregate principal amount of not less than $656,375,000.00 outstanding under the Prepetition Credit Facilities and letters of credit issued and outstanding in the amounts of $200,000.00, €7,500,000.00 and $100,000.00 CAD and, together with accrued and unpaid interest, any fees (including prepayment premiums), expenses and disbursements (including, without limitation, any accrued and unpaid attorneys’ fees, accountants’ fees, appraisers’ fees and financial advisors’ fees, and related expenses and disbursements), indemnification obligations and other obligations, charges, amounts and costs of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due, owing or chargeable in respect of any of the Debtor Obligors’ obligations pursuant to the Prepetition Credit Documents (collectively, the “Prepetition Obligations”).
(iii)Prepetition Liens and Prepetition Collateral.  Prior to the Petition Date, to secure the Prepetition Obligations, the Prepetition Obligors granted to the Prepetition Agent, for the benefit of the Prepetition Secured Parties, a security interest in and continuing liens (the “Prepetition Liens”) on all of their right, title and interest in substantially all of their assets to the extent set forth in the Prepetition Credit Documents (the “Prepetition Collateral”).
(iv)Validity, Extent, Perfection and Priority of Prepetition Liens Securing Prepetition Obligations.  As of the Petition Date, (a) the Prepetition Liens encumber all of the Prepetition Collateral; (b) the Prepetition Liens on the Prepetition Collateral securing the Prepetition Obligations are valid, binding, enforceable, non-avoidable and properly perfected; (c) the Prepetition Liens are senior in priority over any and all other liens on the Prepetition Collateral, subject only to certain liens senior by operation of law and permitted by the Prepetition Credit Documents, but solely to the extent any such permitted liens were valid, properly perfected, non-avoidable and senior in priority to the Prepetition Liens as of the Petition Date, or valid, non-avoidable, senior priority liens in existence as of the Petition Date that are perfected after the Petition Date as permitted by Bankruptcy Code section 546(b) (such liens, the “Prepetition Permitted Liens”); (d) the Prepetition Obligations constitute legal, valid, binding and non-avoidable obligations of the Prepetition Obligors enforceable in accordance with the terms of the applicable Prepetition Credit Documents; (e) the Prepetition Liens were granted to or for the benefit of the Prepetition Secured Parties for fair consideration and reasonably equivalent value and were granted contemporaneously with, or covenanted to be provided as an inducement for, the making of the loans and/or commitments and other financial accommodations secured thereby; (f) no offsets, recoupments, challenges, objections, defenses, claims or counterclaims of any kind or nature, whether arising at law or in equity, to any of the Prepetition Liens or Prepetition Obligations exist, and no portion of the Prepetition Liens or Prepetition Obligations is subject to any challenge or defense including, without limitation, avoidance, disallowance, disgorgement, recharacterization or subordination (equitable or otherwise) pursuant to the Bankruptcy Code or applicable non-bankruptcy law; (g) effective upon entry of the Interim Cash Collateral Order, the Debtor Obligors waived, discharged and released any right to, and are forever barred from bringing any, Challenge to any of the Prepetition Obligations, the priority of the Prepetition Secured Parties’ obligations thereunder and the legality, validity, extent and priority of the Prepetition Liens; (h) the Prepetition Obligations owed to the Prepetition Secured Parties constitute allowed, secured claims within the meaning of Bankruptcy Code sections 502 and 506; and (i) the Debtors and their estates have no claims, objections, challenges, causes of action, recoupments, counterclaims, cross-claims, setoff rights and/or choses in action, including “lender liability” causes of action or avoidance claims under chapter 5 of the Bankruptcy Code, whether arising under applicable state law or federal law (including any recharacterization, subordination, avoidance, disgorgement, recovery or other claims arising under or pursuant to Bankruptcy Code sections 105, 510 or 542 through 553), against the Prepetition Secured Parties or any of their respective affiliates, agents, representatives, attorneys, advisors, professionals, officers, directors and employees arising out of, based upon or related to their loans under the Prepetition Credit Documents, the Prepetition Obligations or the Prepetition Liens.

(v)Cash Collateral. For purposes of this Interim Order, the term “Cash Collateral” shall mean and include all “cash collateral,” as defined in Bankruptcy Code section 363, in or on which the Prepetition Secured Parties have a lien, security interest or other interest, and shall include, without limitation, all Prepetition Collateral that is cash of the Debtors’ estates and all cash equivalents, whether in the form of negotiable instruments, documents of title, securities, deposit accounts, commodity accounts, securities accounts, investment accounts or in any other form, that were on the Petition Date in any of the Debtors’ possession, custody or control or which represent income, proceeds, products, rents or profits of any of the Prepetition Collateral, including to the extent the Debtors obtain an interest in such funds after the Petition Date in the case of each of the foregoing.  All cash proceeds of the Prepetition Collateral, including all such cash proceeds of such Prepetition Collateral held at any time and from time to time in any of the Debtors’ banking, checking or other deposit accounts with financial institutions (in each case, other than trust, escrow and custodial funds held as of the Petition Date in properly established trust, escrow and custodial accounts), are and will be Cash Collateral of the Prepetition Secured Parties within the meaning of Bankruptcy Code section 363(a). The Prepetition Agent has, for the benefit of the Prepetition Secured Parties, perfected liens in the Cash Collateral pursuant to the applicable provisions of the Prepetition Credit Documents, Bankruptcy Code sections 363(a) and 552(b), the Interim Cash Collateral Order and this Interim Order.
(vi)Bank Accounts.  The Debtors acknowledge and agree that, as of the Petition Date, none of the Debtors has either opened or maintains any bank accounts other than the accounts listed in the Exhibit 2 attached to the Interim Order (I) Authorizing the Debtors to (A) Continue to Operate Their Cash Management System and Maintain Existing Bank Accounts,

(B) Maintain Existing Business Forms and (C) Perform Intercompany Transactions and (II) Granting Related Relief [Docket No. 70] (the “Interim Cash Management Order”), except as may be agreed to by the Prepetition Secured Parties with notice to the U.S. Trustee, in accordance with the Interim Cash Management Order.
H.Releases.5  As set forth in the Interim Cash Collateral Order, and subject to Paragraph 33 hereof, the Debtors, on behalf of themselves and their respective Estates (including any successor trustee or other estate representative in the Chapter 11 Cases and any Successor Cases, and any party acting by, through or under the Debtors or their Estates), hereby stipulate and agree that they absolutely and unconditionally release and forever and irrevocably discharge and acquit, effective upon entry of the Final Order, each of the Prepetition Agent and the Prepetition Lenders and each of their respective officers, directors, managers, principals, employees, agents, related funds, investors, financing sources, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals and the respective successors and assigns thereof (collectively, the “Prepetition Secured Released Parties”) from any and all obligations of and liabilities to the Debtors (and their successors and assigns) and from any and all claims, counterclaims, demands, debts, accounts, contracts, disputes, liabilities, allegations, suits, controversies, proceedings, actions and causes of action arising prior to the Petition Date of any kind, nature or description, whether known or unknown, foreseen or unforeseen or liquidated or unliquidated, arising in law or equity or upon contract or tort or under any state or federal law or regulation or otherwise, arising out of or related to (as applicable) the Prepetition Credit Documents, the obligations owing and the loans and other extensions of credit made thereunder, the negotiation thereof and the transactions reflected thereby and the obligations owing and loans
[5]

For the avoidance of doubt, nothing in this Interim Order or the Interim Cash Collateral Order shall release Bread Financial Holdings, Inc. or any other related entity or individual that is expressly excluded from the releases contemplated by the Debtors’ chapter 11 plan.

and other extensions of credit made thereunder or otherwise related to the Debtors, including, without limitation, (a) any so-called “lender liability” or equitable subordination claims or defenses, (b) any and all claims and causes of action arising under the Bankruptcy Code and (c) any and all claims and causes of action regarding the validity, priority, perfection or avoidability of the liens or the claims of the Prepetition Secured Parties, in each case that the Debtors at any time had, now have or may have, or that their successors or assigns hereafter can or may have against any of the Prepetition Secured Released Parties for or by reason of any act, omission, matter, cause or thing whatsoever arising at any time on or prior to the date of the Interim Cash Collateral Order.  The Debtors’ acknowledgements, stipulations and releases are binding on the Debtors and their respective representatives, successors and assigns and, subject to any action timely commenced by a Committee or other party in interest before the end of the Challenge Period (as defined below), on each of the Estates, all creditors thereof and each of their respective representatives, successors and assigns, including, without limitation, any trustee or other representative appointed in the Chapter 11 Cases, whether such trustee or representative is appointed in chapter 11 or chapter 7.
I.Findings Regarding Postpetition Financing
(i)Request for Postpetition Financing.  The Debtors seek authority to (a) enter into the DIP Facility on the terms described herein and in the DIP Documents and (b) use Cash Collateral on the terms described in the Interim Cash Collateral Order (except as expressly modified herein), to administer their Chapter 11 Cases.  At the Final Hearing, the Debtors will seek approval of the Final Order, which shall be in form and substance acceptable to the DIP Lender, the Prepetition Agent, the Requisite Consenting Lenders and the Debtors.  Notice of the Final Hearing and Final Order will be provided in accordance with this Interim Order.

(ii)Priming of the Prepetition Liens.  The priming of the Prepetition Liens held by the Prepetition Agent securing the Prepetition Obligations, as contemplated by the DIP Documents and as further described below, will enable the Debtors to obtain the DIP Facility for the benefit of their Estates and creditors.  The Debtors would not be able to obtain debtor in possession financing in a sufficient amount without granting such priming liens.  Consistent with the requirements of Bankruptcy Code section 364(d), the Prepetition Secured Parties shall receive adequate protection as set forth in this Interim Order pursuant to Bankruptcy Code sections 361, 363 and 364, for any diminution in the value (“Diminution in Value”) of their respective interests in the Prepetition Collateral (including Cash Collateral).
(iii)Need for Postpetition Financing and Use of Cash Collateral.  The Debtors have an immediate and critical need to obtain the financing pursuant to the DIP Facility and to continue to use the Prepetition Collateral (including Cash Collateral) in order to, among other things, (i) pay the fees, costs and expenses incurred in connection with the Chapter 11 Cases, including funding and implementing a chapter 11 plan, (ii) fund any obligations benefitting from the Carve-Out, (iii) permit the orderly continuation of their corporate operations in the ordinary course, (iv) make payroll and (v) satisfy general corporate needs.  The incurrence of new debt under the DIP Documents and use of Cash Collateral is necessary and vital to preserve the value of the Debtors’ Estates.  Immediate and irreparable harm will be caused to the Debtors and their Estates if financing is not obtained and permission to continue to use Cash Collateral is not granted.  The terms of the proposed financing and continued use of Cash Collateral set forth herein are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are the product of arms’-length negotiation and constitute reasonably equivalent value and fair consideration.  The adequate protection provided in this

Interim Order and other benefits and privileges contained herein are consistent with and authorized by the Bankruptcy Code.
(iv)No Credit Available on More Favorable Terms.  The DIP Facility is the best source of debtor in possession financing available to the Debtors.  Given their current financial condition, financing arrangements and capital structure, and the circumstances of these Chapter 11 Cases, the Debtors have been and continue to be unable to obtain financing from sources other than the DIP Lender on terms more favorable than the DIP Facility.  Further, the Prepetition Secured Parties are adequately protected and/or have consented to and/or are deemed to have consented to the Debtors’ incurring debtor in possession financing, the priming of their respective Prepetition Liens and the continued use of their Cash Collateral, on the terms and subject to the conditions set forth in the DIP Documents, the Interim Cash Collateral Order and this Interim Order.  The Debtors are unable to obtain unsecured credit allowable under Bankruptcy Code section 503(b)(1) as an administrative expense.  The Debtors have also been unable to obtain:  (a) unsecured credit having priority over that of administrative expenses of the kind specified in Bankruptcy Code sections 503(b), 507(a) and 507(b); (b) credit secured solely by a lien on property of the Debtors and their Estates that is not otherwise subject to a lien; or (c) credit secured solely by a junior lien on property of the Debtors and their Estates that is subject to a lien.  Financing on a postpetition basis is not otherwise available without granting the DIP Lender:  (x) perfected security interests in and liens on (each as provided herein) all of the Debtors’ existing and after-acquired assets with the priorities set forth herein; (y) superpriority claims and priming liens to the extent set forth in this Interim Order, the DIP Term Sheet and the DIP Documents; and (z) the other protections set forth in this Interim Order.

(v)Use of Cash Collateral and Proceeds of the DIP Facility.  As a condition to the Debtors’ entry into the DIP Documents, the extension of credit under the DIP Facility and the authorization to use Prepetition Collateral, including Cash Collateral, the Debtors have agreed that Cash Collateral and the proceeds of the DIP Facility shall be used solely in accordance with the terms and conditions of the Interim Cash Collateral Order (except as expressly modified herein), this Interim Order and the DIP Documents.
(vi)Application of Proceeds of Collateral.  As a condition to entry into the DIP Documents, the extension of credit under the DIP Facility and authorization to continue the use of Cash Collateral, the Debtors have agreed that, as of and commencing on the date of entry of this Interim Order, the Debtors shall apply the proceeds of DIP Collateral in accordance with this Interim Order and the DIP Documents.
J.Adequate Protection.  Each of the Prepetition Agent and the Prepetition Lenders is entitled to receive adequate protection as set forth in the Interim Cash Collateral Order (except as expressly modified herein) and this Interim Order pursuant to Bankruptcy Code sections 361, 362 and 363(e) for any Diminution in Value of its respective interests in the Prepetition Collateral (including Cash Collateral).
K.Good Faith of the DIP Lender.
(i)Willingness to Provide Financing.  The DIP Lender has committed to provide financing to the Debtors subject to:  (a) entry of this Interim Order and the Final Order; (b) approval of the terms and conditions of the DIP Facility and those set forth in the DIP Documents; (c) satisfaction of the closing conditions set forth in the DIP Documents; and (d) findings by this Court that the DIP Facility is essential to the Debtors’ Estates, that the DIP Lender is extending credit to the Debtors pursuant to the DIP Documents in good faith and that the DIP Lender’s claims, security interests and liens and other protections granted pursuant to this Interim Order and the DIP Documents will have the protections provided by Bankruptcy Code section 364(e).
(ii)Business Judgment and Good Faith Pursuant to Section 364(e).  Based on the Motion, the First Day Declaration, the Fox Declaration and the record presented to the Court at the Interim Hearing, (a) the terms of the financing embodied in the DIP Facility, (b) the adequate protection authorized by the Interim Cash Collateral Order (except as expressly modified herein), this Interim Order and the DIP Documents and (c) the terms on which the Debtors may continue to use the Prepetition Collateral (including Cash Collateral), in each case pursuant to the Interim Cash Collateral Order (except as expressly modified herein), this Interim Order and the DIP Documents, are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are the product of arms’-length negotiation, constitute reasonably equivalent value and fair consideration and represent the best financing (and terms) available under the circumstances.
(iii)Good Faith Pursuant to Section 364(e).  The terms and conditions of the DIP Facility and the continued use of Cash Collateral were negotiated in good faith and at arms’-length among the Debtors, the DIP Lender, BMO and the Consenting Lenders with the assistance and counsel of their respective advisors.  The continued use of Cash Collateral and credit to be extended under the DIP Facility shall be deemed to have been allowed, advanced, made or extended in good faith by the Prepetition Secured Parties and the DIP Lender, as applicable, within the meaning of Bankruptcy Code section 364(e) and 363(m), as applicable.
(iv)Consent to DIP Facility and Continued Use of Cash Collateral.  Conditioned upon entry of this Interim Order, the Prepetition Agent and the Prepetition Lenders

have consented to and/or are deemed to have consented to (a) the Debtors’ further use of Cash Collateral on the terms and conditions set forth in this Interim Order and (b) the Debtors’ entry into the DIP Documents in accordance with, and subject to, the terms and conditions in this Interim Order and the DIP Documents.
L.Good Cause.
(i)Good cause has been shown for the immediate entry of this Interim Order, and the entry of this Interim Order is in the best interests of the Debtors, the Estates and their stakeholders.  Among other things, the relief granted herein will minimize disruption of the Debtors’ business and permit the Debtors to meet payroll, satisfy operational needs and pay other authorized expenses necessary to maximize the value of the Estates.  The terms of the DIP Facility, continued use of Cash Collateral and proposed adequate protection arrangements, as set forth in this Interim Order, are fair and reasonable under the circumstances, are the product of good faith and arms’-length negotiations among the Debtors, the DIP Lender, BMO and the Consenting Lenders and reflect the Debtors’ exercise of prudent business judgment.
(ii)The Prepetition Agent and the Prepetition Lenders have acted in good faith, and without negligence or violation of public policy or law, in respect of all actions taken by them in connection with or related in any way to the use of Cash Collateral and shall be entitled to all the rights, remedies, privileges and benefits afforded in Bankruptcy Code section 363(m).

M.Immediate Entry.  Sufficient cause exists for immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2) and the applicable Local Bankruptcy Rules.

Based upon the foregoing findings and conclusions, the Motion and the record before the Court with respect to the Motion, and after due consideration and good and sufficient cause appearing therefor,

IT IS HEREBY ORDERED THAT:

1.DIP Facility Approved.  The Motion is granted as set forth herein on an interim basis, entry into the DIP Facility is authorized and approved, and the continued use of Cash Collateral is authorized, in each case, subject to the terms and conditions set forth in this Interim Order and the DIP Documents.  All objections to entry of this Interim Order, to the extent not withdrawn, waived, settled or resolved, and all reservations of rights included therein, are hereby denied and overruled on the merits.  This Interim Order shall become effective immediately upon its entry.

DIP Facility Authorization

2.Authorization of the DIP Facility.  The Debtors are expressly and immediately authorized and empowered to execute and deliver the DIP Documents, and to incur and to perform the DIP Obligations in accordance with, and subject to, the terms of this Interim Order and the DIP Documents, and to execute, deliver and perform under all instruments, certificates, agreements and documents that may be required or necessary for the performance by the Debtors under the DIP Documents and the creation and perfection of the DIP Liens described in and provided for by this Interim Order and the DIP Documents.  The Debtors are hereby authorized and directed to pay, in accordance with this Interim Order, any principal and interest described in the DIP

Documents and this Interim Order, as such amounts become due and owing, without need to obtain further Court approval (except as otherwise provided herein or in the DIP Documents) subject to and in accordance with the terms hereof and thereof, to the extent provided in this Interim Order, and the DIP Documents.  Upon execution and delivery, the DIP Documents shall represent legal, valid and binding obligations of the Debtors, enforceable against each of the Debtors and their Estates in accordance with their terms.  Each officer of a Debtor acting individually is hereby authorized to execute and deliver each of the DIP Documents and such execution and delivery to be conclusive evidence of such officer’s respective authority to act in the name of and on behalf of the Debtors.
3.Authorization to Borrow.  To prevent immediate and irreparable harm to the Debtors’ Estates, and to enable the Debtors to administer the Chapter 11 Cases and preserve and maximize the value of their Estates, subject to the terms and conditions set forth in the DIP Documents and this Interim Order, the Debtors are hereby authorized to borrow the Interim DIP Amount from the DIP Lender, subject to any limitations on, or conditions to, borrowing under the DIP Documents, which borrowing shall be used solely for purposes permitted under the DIP Documents, in each case, in accordance with this Interim Order, the DIP Documents and the Approved Budget (as defined below).
4.DIP Obligations.  The DIP Documents and this Interim Order shall constitute and evidence the validity and binding effect of the DIP Obligations.  All DIP Obligations shall be enforceable against the Debtors, their Estates and any successors thereto, including without limitation, any trustee appointed in the Chapter 11 Cases, or in any case under chapter 7 of the Bankruptcy Code upon the conversion of any of the Chapter 11 Cases, or in any other proceedings superseding or related to any of the foregoing (collectively, the “Successor Cases”).  Upon entry of this Interim Order, the DIP Obligations will include all loans, guarantees and any other indebtedness or obligations, contingent or absolute, which may now or from time to time be owing by any of the Debtors to the DIP Lender, including, without limitation, all principal, accrued interest and other amounts under the DIP Documents.  The Debtors shall be jointly and severally liable for the DIP Obligations.  The DIP Obligations shall become due and payable, without notice or demand, on the DIP Termination Date (as defined below).  No obligation, payment, transfer or grant of collateral security hereunder or under the DIP Documents (including any DIP Obligations or DIP Liens) to the DIP Lender, shall be stayed, restrained, voidable, avoidable or recoverable, under the Bankruptcy Code or under any applicable law (including, without limitation, under Bankruptcy Code sections 502(d), 544, and 547 to 550 or under any applicable state Uniform Voidable Transactions Act, Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law), or be subject to any disgorgement, avoidance, reduction, setoff, recoupment, offset, recharacterization, subordination (whether equitable, contractual or otherwise), claim, counterclaim, charge, assessment, cross-claim, defense or any other liability or challenge under the Bankruptcy Code or any applicable law or regulation by any person or entity for any reason.
5.DIP Collateral.  To secure the DIP Obligations, effective immediately upon entry of this Interim Order, pursuant to Bankruptcy Code sections 361, 362, 364(c)(2), 364(c)(3) and 364(d), the DIP Lender is hereby granted continuing, valid, binding, enforceable, non-avoidable and automatically and properly perfected postpetition security interests in and liens (collectively, the “DIP Liens”) on the DIP Collateral.  “DIP Collateral” means, collectively, all assets of the Debtors and each of their Estates of any nature whatsoever and wherever located, whether first arising prior to or following the Petition Date, now owned or hereafter acquired, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, general intangibles, goods (including fixtures), instruments, inventory, investment property, money, cash, cash equivalents, deposit accounts, securities accounts, commodities accounts and lockboxes together with all money, cash, securities and other investment property on deposit from time to time therein, letters of credit, letter of credit rights and other supporting obligations, real property, books and records, and to the extent not otherwise included, all substitutions, replacements, accessions, products and other proceeds and products (whether tangible or intangible and including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing and, subject to entry of the Final Order, the proceeds of avoidance actions under chapter 5 of the Bankruptcy Code (but not such actions themselves).
6.DIP Liens.  The DIP Liens are valid, automatically perfected, non-avoidable, senior in priority and superior to any security, mortgage, collateral interest, lien or claim to any of the DIP Collateral, except that the DIP Liens shall be subject to the Carve-Out and the priorities set forth in Paragraph 7 below.  Other than as set forth herein or in the DIP Documents, the DIP Liens shall not be made subject to or pari passu with any lien or security interest heretofore or hereinafter granted in the Chapter 11 Cases or any Successor Cases, and shall be valid and enforceable against any trustee appointed in the Chapter 11 Cases or any Successor Cases, upon the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code (or in any other Successor Case) and/or upon the dismissal of any of the Chapter 11 Cases or Successor Cases.  The DIP Liens shall not be subject to Bankruptcy Code section 510, 549 or 550.  No lien or interest avoided and preserved for the benefit of any Estate pursuant to Bankruptcy Code section 551 shall be pari passu with or senior to the DIP Liens.
7.DIP Liens and Prepetition Liens.  The DIP Liens, Prepetition Liens and liens granted hereunder as adequate protection for the Prepetition Secured Parties, as addressed further herein, shall in each case be subject to the Carve-Out and otherwise have the following priority on the DIP Collateral and Prepetition Collateral at the Debtor entities obligated on the DIP Facility or Prepetition Obligations, as applicable:
DIP Collateral and Prepetition Collateral
1. Carve-Out
2. Prepetition Permitted Liens
3. DIP Liens
4. Prepetition Adequate Protection Liens
5. Prepetition Liens
8.DIP Superpriority Claims.  Subject to the Carve-Out, upon entry of this Interim Order, pursuant to Bankruptcy Code section 364(c)(1), the DIP Lender is hereby granted allowed superpriority administrative expense claims on account of the DIP Obligations (the “DIP Superpriority Claims”) in each of the Chapter 11 Cases and any Successor Cases (a) except as set forth herein (including with respect to the Carve-Out), with priority over any and all administrative expense claims and any claims of any kind against the Debtors or their Estates in any of the Chapter 11 Cases and any Successor Cases, at any time existing or arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to Bankruptcy Code sections 105, 326, 328, 330, 331, 364, 503(a), 503(b), 507(a), 507(b), 546(c), 546(d), 726, 1113 and 1114, and any other provision of the Bankruptcy

Code, as provided under Bankruptcy Code section 364(c)(1) and (b) which shall at all times be senior to the rights of the Debtors and their Estates, and any successor trustee or other Estate representative to the extent permitted by law.
9.No Obligation to Extend Credit.  The DIP Lender shall have no obligation to make any loan or advance under the relevant DIP Documents unless all of the conditions precedent under the DIP Documents and this Interim Order have been satisfied in full or waived by the DIP Lender in accordance with the terms of the DIP Documents.
10.Use of Proceeds of DIP Facility.  From and after the Petition Date, the Debtors shall use advances of credit under the DIP Facility only for the purposes specifically set forth in this Interim Order and the DIP Documents and the terms and conditions in this Interim Order and the DIP Documents, including the Approved Budget.
11.No Monitoring Obligation.  The DIP Lender and the Prepetition Secured Parties shall have no obligation or responsibility to monitor the Debtors’ use of the DIP Facility, and the DIP Lender and the Prepetition Secured Parties may rely upon the Debtors’ representation that the use of the DIP Facility at any time is in accordance with the requirements of this Interim Order and the DIP Documents.

Continued Authorization to Use Cash Collateral

12.Continued Authorization to Use Cash Collateral.  Subject to the terms and conditions of the Interim Cash Collateral Order (except as expressly modified herein), this Interim Order and the DIP Documents, the Debtors are authorized to continue to use Cash Collateral until the earlier of:  (i) the expiration of the Remedies Notice Period (as defined below) following the DIP Termination Date or (ii) a Termination Date (as defined in the Interim Cash Collateral Order) (collectively, the “Cash Collateral Termination Date”), subject to the terms and conditions of

Paragraphs 13-15 of the Interim Cash Collateral Order, which are expressly incorporated herein, which continued authorization shall enable the Debtors to, among other things, access funds necessary for general corporate purposes.  Nothing in this Interim Order shall authorize the disposition of any assets of the Debtors outside the ordinary course, or any Debtor’s use of any Cash Collateral or other proceeds resulting therefrom, except as permitted by the Interim Cash Collateral Order, this Interim Order and the DIP Documents, as applicable.
13.Consent of Prepetition Secured Parties.  The Prepetition Secured Parties hereby consent (or are deemed to consent) to (a) the provisions of this Interim Order including the Debtors’ entry into the DIP Facility, (b) the granting of the DIP Liens and DIP Superpriority Claims on the terms and subject to the conditions set forth herein, including the priorities set forth in Paragraph 7 hereof and (c) the Approved Budget.
14.Adequate Protection for Prepetition Secured Parties.  As adequate protection for any Diminution in Value of the Prepetition Secured Parties’ interest in the applicable Estates’ interests in the Prepetition Collateral resulting from the use, sale or lease of the Prepetition Collateral and the subordination of the Prepetition Liens as and to the extent set forth in Paragraph 7 hereof, as well as the imposition of the automatic stay pursuant to Bankruptcy Code section 362(a), the Prepetition Agent shall receive, for the benefit of the Prepetition Secured Parties:
(a)Adequate Protection Liens.  Subject in all cases to the Carve-Out, effective as of the Petition Date, continuing valid, binding, enforceable, non-avoidable and automatically and properly perfected postpetition additional (to the extent not already granted pursuant to the Interim Cash Collateral Order) and replacement liens pursuant to Bankruptcy Code sections 361, 363(e), and 364(d)(l) on the DIP Collateral (the “Prepetition Adequate Protection Liens”), which

(x) shall have the priority ascribed to such Prepetition Adequate Protection Liens in Paragraph 7 hereof, and (y) shall not be made subject to or pari passu with any other lien or security interest heretofore or hereinafter granted in the Chapter 11 Cases or any Successor Cases, and shall be valid and enforceable against any trustee appointed in any of the Chapter 11 Cases or any Successor Cases, and shall not be subject to Bankruptcy Code sections 510, 549, or 550;
(b)Adequate Protection Superpriority Claims.  As further adequate protection, administrative superpriority expense claims in each of the Debtors’ Chapter 11 Cases (the “Adequate Protection Superpriority Claims”), subject only to (i) the Carve-Out and (ii) the DIP Obligations (including the DIP Superpriority Claims), pursuant to Bankruptcy Code section 507(b) with priority over any and all other administrative expenses, administrative expense claims and unsecured claims against the Debtors or their Estates, now existing or hereafter arising, of any kind or nature whatsoever as to and to the extent provided by Bankruptcy Code sections 503(b) and 507(b);
(c)Fees and Expenses.  Only to the extent not otherwise paid pursuant to the Canadian insolvency proceeding commenced by LoyaltyOne, Co.6, the payment of the fees, expenses and disbursements of the Prepetition Agent (including, without limitation, fees, expenses and disbursements incurred by Haynes and Boone, LLP, FTI Consulting, Inc. and, from and after the Petition Date, other professionals necessary to represent the interests of the Prepetition Agent in connection with the Chapter 11 Cases) and the ad hoc group of Term B Loan lenders (the “AHG”) (including, without limitation, fees, expenses and disbursements incurred by (i) Piper Sandler Companies, (ii) Bennett Jones LLP, (iii) Gibson, Dunn & Crutcher LLP, (iv) Howley Law
[6]

LoyaltyOne, Co.’s Canadian insolvency proceeding in Ontario Superior Court of Justice (Commercial List) is referred to herein as the “CCAA Proceeding,” and the DIP facility provided by Bank of Montreal therein, as the “CCAA DIP Facility,” and the related term sheet, the “CCAA DIP Term Sheet.”

PLLC and, from and after the Petition Date, (v) other professionals necessary to represent the interests of the AHG in connection with the Chapter 11 Cases (collectively, (ii) through (iv), the “AHG Counsel”) shall be made within ten (10) business days (the “Review Period”) (which time period may be extended by the applicable Prepetition Agent or AHG professional) after the receipt by:  (i) the Debtors, (ii) counsel for the Debtors, (iii) counsel for the DIP Lender, (iv) the U.S. Trustee and (v) counsel for the Committee (if any) (collectively, the “Fee Notice Parties”) of invoices therefor (the “Invoiced Fees”) and without the necessity of filing formal fee applications with the Court, including such amounts arising before, on or after the Petition Date.  The invoices for such Invoiced Fees shall include the number of hours billed (except for financial advisors compensated on other than an hourly basis) and the expenses incurred by the applicable professional; provided, however, that any such invoice:  (i) may be redacted to protect privileged, confidential or proprietary information and (ii) shall not be required to contain individual time detail (provided that such invoice shall contain (except for financial advisors compensated on other than an hourly basis), summary data regarding hours worked by each timekeeper for the applicable professional and such timekeepers’ hourly rates); provided, however, that the U.S. Trustee and the Committee (if any) reserve their rights to request additional detail regarding the services rendered and expenses incurred by such professionals.  The Fee Notice Parties may object to any portion of the Invoiced Fees (the “Disputed Invoiced Fees”) within the Review Period by filing with the Court a motion or other pleading, on at least ten (10) days’ prior written notice of any hearing on such motion or other pleading, setting forth the specific objections to the Disputed Invoiced Fees in reasonable narrative detail and the bases for such objections; provided that only the Disputed Invoiced Fees shall not be paid until the objection is resolved by the applicable parties in good faith or by order of the Court; provided, further, that payment of any undisputed portion of

Invoiced Fees shall be promptly paid within five (5) business days following the expiration of the Review Period.  If no objection to the Invoiced Fees is filed within the Review Period, then such Invoiced Fees shall be promptly paid, without further order of, or application to, the Court or notice to any other party, and, in any case, within five (5) business days following the expiration of the Review Period and shall not be subject any further review, challenge or disgorgement;
(d)Reporting Requirements.  As additional adequate protection, subject to applicable limitations set forth below, to the advisors to the Prepetition Agent and the AHG:  (i) weekly calls in form and scope reasonably agreed by the Debtors, the Prepetition Agent and the AHG; and (ii) to the extent readily available, any other reports, documents, discussion materials or analyses as requested on a reasonable basis;
(e)Adequate Protection Reservations.  Nothing herein shall impair or modify the application of Bankruptcy Code section 507(b) in the event that the adequate protection provided to the Prepetition Agent and the Prepetition Lenders hereunder is insufficient to compensate for any Diminution in Value of their respective interests in the applicable DIP Collateral during the Chapter 11 Cases or any Successor Cases.  The receipt by the Prepetition Agent and the Prepetition Lenders of the adequate protection provided herein shall not be deemed an admission that the interests of the Prepetition Agent and the Prepetition Lenders are adequately protected, and this Interim Order shall not prejudice or limit the rights of the Prepetition Agent and the Prepetition Lenders to seek additional relief with respect to the use of Cash Collateral or to seek additional adequate protection; and
(f)Miscellaneous.  Except for the (i) Carve-Out, (ii) Prepetition Permitted Liens and (iii) DIP Liens, the Adequate Protection Liens and the Adequate Protection Superpriority Claims granted to the Prepetition Secured Parties pursuant to the Interim Cash Collateral Order

(except as expressly modified herein) and this Interim Order shall not be subject, junior or pari passu to any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under the Bankruptcy Code, including, without limitation, pursuant to section 551 or otherwise, and shall not be subordinated to or made pari passu with any lien, security interest or administrative claim under the Bankruptcy Code, including, without limitation, pursuant to section 364 or otherwise.
15.Reservation of Rights of the Prepetition Secured Parties.  This Interim Order and the transactions contemplated hereby shall be without prejudice to:  (a) the rights of any of the Prepetition Secured Parties to seek additional or different adequate protection, move to vacate the automatic stay, move for the appointment of a trustee or examiner, move to dismiss or convert the Chapter 11 Cases or to take any other action in the Chapter 11 Cases and to appear and be heard in any matter raised in the Chapter 11 Cases, or any party in interest from contesting any of the foregoing, and (b) any and all rights, remedies, claims and causes of action which the Prepetition Secured Parties may have against any non-Debtor party; provided, however, that any such rights, remedies and causes of action shall remain in all respects subject to the TSA (as defined below) as to all parties thereto.  For all adequate protection purposes throughout the Chapter 11 Cases, each of the Prepetition Secured Parties shall be deemed to have requested relief from the automatic stay and adequate protection for any Diminution in Value from and after the Petition Date.  For the avoidance of doubt, such request will survive termination of this Interim Order.

Provisions Common to DIP Financing and Continued Use of Cash Collateral

16.Amendment of the DIP Documents.  The Debtors and the DIP Lender may enter into one or more amendments, waivers, consents or other modifications to and under the DIP Documents, in each case, in accordance with the terms of the applicable DIP Documents and in such form as the Debtors, the DIP Lender, the Prepetition Agent, the Requisite Consenting Lenders and Bank of Montreal (solely to the extent that any “DIP Obligations” as defined in the CCAA DIP Term Sheet remain outstanding) agree, and no further approval of this Court shall be required for any amendment, waiver, consent or other modification to and under the DIP Documents (and any fees paid in connection therewith) that does not materially and adversely affect the Debtors or which does not (i) shorten the maturity of the DIP Facility, (ii) increase the principal amount of, the rate of interest on or the fees payable in connection with the DIP Facility or (iii) change any event of default, add any covenants or amend the covenants to be materially more restrictive; provided, however, any such amendment, waiver, consent or other modification shall be served by the Debtors on the U.S. Trustee and counsel to any Committee two (2) days in advance of its effectiveness, to the extent reasonably practicable.  No consent to any such amendment, waiver, consent or modification shall be implied by any action, inaction or acquiescence of the DIP Lender.
17.Approved Budget.  Attached to this Interim Order as Exhibit B is a 13-week budget approved by the DIP Lender and the Requisite Consenting Lenders (the aggregate amount of such 13-week budget, the “Approved Budget”). The Approved Budget may only be modified, amended, waived or supplemented with the consent of the DIP Lender, the Prepetition Agent and the Requisite Consenting Lenders.
18.Modification of Automatic Stay.  The automatic stay of Bankruptcy Code section 362 is hereby modified to the extent necessary to permit the Debtors, the DIP Lender and the Prepetition Secured Parties to accomplish the transactions contemplated by this Interim Order.
19.Perfection of DIP Liens and Prepetition Adequate Protection Liens.  This Interim Order shall be sufficient and conclusive evidence of the creation, validity, perfection and priority of all liens granted herein, including the DIP Liens and the Prepetition Adequate Protection Liens,

without the necessity of filing or recording any financing statement, mortgage, deed of trust, notice or other instrument or document which may otherwise be required under the law or regulation of any jurisdiction or the taking of any other action (including, for the avoidance of doubt, entering into any deposit account control agreement) to validate or perfect (in accordance with applicable non-bankruptcy law) the DIP Liens and the Prepetition Adequate Protection Liens or to entitle the DIP Lender, the Prepetition Agent and the Prepetition Lenders to the priorities granted herein.  Notwithstanding the foregoing, the DIP Lender and the Prepetition Agent (for the benefit of the Prepetition Secured Parties) are authorized, but not required, to file, as each deems necessary or advisable, such financing statements, security agreements, mortgages, notices of liens and other similar documents to perfect in accordance with applicable non-bankruptcy law or to otherwise evidence the DIP Liens and the Prepetition Adequate Protection Liens, and all such financing statements, mortgages, notices and other documents shall be deemed to have been filed or recorded as of the Petition Date; provided, however, that no such filing or recordation shall be necessary or required in order to create or perfect the DIP Liens or the Prepetition Adequate Protection Liens.  The Debtors are authorized and directed to execute and deliver promptly upon demand to the DIP Lender and the Prepetition Agent all such financing statements, mortgages, notices and other documents as each may reasonably request.  The DIP Lender and the Prepetition Agent may each, in its discretion, file a photocopy of this Interim Order as a financing statement with any filing or recording office or with any registry of deeds or similar office in addition to or in lieu of such financing statements, notices of lien or similar instruments.  Notwithstanding anything in the DIP Documents to the contrary, the DIP Lender shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.

20.Access to Books and Records.  The Debtors will cooperate with, consult with, and provide to the DIP Lender, the Prepetition Agent and the Prepetition Lenders all such information and documents that any or all of the Debtors are obligated to provide under the DIP Documents or the provisions of this Interim Order or as otherwise reasonably requested by the DIP Lender or the Prepetition Secured Parties, as applicable.
21.Cash Management.  The Debtors shall maintain their cash management system consistent with the terms and conditions of the Interim Cash Management Order and any final order granting the Debtors authorization to continue their cash management systems.
22.Disposition of DIP Collateral or Prepetition Collateral.  The Debtors shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the DIP Collateral or Prepetition Collateral, other than (i) in the ordinary course, (ii) as otherwise permitted by this Interim Order, the Final Order or the DIP Documents or (iii) with the prior consent of the DIP Lender, the Requisite Consenting Lenders and the Prepetition Agent.
23.DIP Termination Date.  On the DIP Termination Date, all DIP Obligations shall be immediately due and payable, and all commitments to extend credit under the DIP Facility will terminate.
24.Events of Default.  Until the DIP Obligations are indefeasibly paid in full and all commitments thereunder are terminated, unless waived by the DIP Lender and the Requisite Consenting Lenders (and, solely to the extent that any “DIP Obligations” as defined in the CCAA DIP Term Sheet remain outstanding, Bank of Montreal), the occurrence of any “Events of Default” (as defined in the DIP Term Sheet) shall trigger the rights and remedies set forth in paragraph 25.
25.Rights and Remedies Upon Event of Default.  Upon the occurrence and during the continuation of an Event of Default, notwithstanding the provisions of Bankruptcy Code section 362, without any application, motion or notice to, hearing before, or order from the Court, other than, subject to the terms of this Interim Order: (a) the DIP Lender, or, as set forth in Paragraph 40, Bank of Montreal, may send a written notice to the Debtors, the AHG Counsel, the Prepetition Agent, counsel to any Committee and the U.S. Trustee (any such declaration shall be referred to herein as a “DIP Termination Declaration”), which shall be filed on the docket of the Chapter 11 Cases, declaring (1) all DIP Obligations owing under the DIP Documents to be immediately due and payable, (2) the commitment of the DIP Lender to make DIP Loans to be terminated, whereupon such commitments and obligation shall be terminated to the extent any such commitment remains under the DIP Facility, (3) the termination of the DIP Facility and the DIP Documents as to any future liability or obligation of the DIP Lender, but without affecting any of the DIP Liens or the DIP Obligations and (4) the application of the Carve-Out has occurred following the delivery of the Carve-Out Trigger Notice (as defined below) to the Borrower; and (b) interest, including, where applicable, default interest, shall accrue as set forth in the DIP Documents.  The earliest date on which a DIP Termination Declaration is delivered by the DIP Lender and filed on the Docket shall be referred to herein as the “DIP Termination Date.”  Following a DIP Termination Date, neither the DIP Lender nor the Prepetition Secured Parties shall be required to provide any loans or other financial accommodations under the DIP Facility or consent to the use of any Cash Collateral, absent further order of the Court.  Further, following the Cash Collateral Termination Date, if applicable, the Prepetition Secured Parties shall not be required to provide financial accommodations or consent to the use of any Cash Collateral, absent further order of the Court.  The DIP Termination Declaration shall be given by electronic mail (or other electronic means) to counsel to the Debtors, the AHG Counsel, the Prepetition Agent, counsel to any Committee and the U.S. Trustee.

26.Emergency Hearing.  Upon delivery of a DIP Termination Declaration, the Debtors, any Committee, the DIP Lender, Bank of Montreal and the Prepetition Secured Parties consent to a hearing on an expedited basis to consider (a) whether an Event of Default has occurred and (b) any appropriate relief (including, without limitation, the Debtors’ non-consensual use of Cash Collateral).  During the five (5) business days following the date a DIP Termination Declaration is delivered (such period, the “Remedies Notice Period”), the Debtors shall continue to have the right to use Cash Collateral and proceeds of the DIP Facility in accordance with the terms of this Interim Order, solely to pay necessary expenses set forth in the Approved Budget to avoid immediate and irreparable harm to the Estates.  At the end of the Remedies Notice Period, unless the Court has entered an order to the contrary or otherwise fashioned an appropriate remedy, including whether an Event of Default has occurred, the Debtors’ right to use Cash Collateral shall immediately cease, unless otherwise provided herein, and the DIP Lender or Bank of Montreal, as applicable, shall have the rights set forth immediately below.
27.Certain Rights and Remedies Following DIP Termination Date.  Following a DIP Termination Date and upon either the expiration of the Remedies Notice Period or pursuant to an order of the Court (which may authorize the remedies set forth in this paragraph or any other appropriate remedy as then determined by the Court) upon an emergency motion by the DIP Lender to be heard on no less than five (5) business days’ notice (and the Debtors shall not object to such shortened notice) (the “Termination Enforcement Order”), the DIP Lender, or, as set forth in Paragraph 40, Bank of Montreal, shall be entitled to exercise all rights and remedies in accordance with the DIP Documents, this Interim Order and applicable law and shall be permitted to satisfy the relevant DIP Obligations and DIP Superpriority Claims based on the priorities set forth in Paragraph 7 of this Interim Order, subject to the Carve-Out.  Following entry of the

Termination Enforcement Order, except as otherwise ordered by the Court (including in any Termination Enforcement Order), and, in all cases subject to the priorities set forth in Paragraph 7 of this Interim Order: (i) all DIP Obligations shall be due and payable under the DIP Documents; (ii) the commitment of the DIP Lender to make DIP Loans shall be terminated; (iii) the DIP Facility and the DIP Documents shall be terminated with respect to any future liability or obligation of the DIP Lender, but without affecting any of the DIP Liens or the DIP Obligations; and (iv) interest, including, where applicable, default interest, shall accrue as set forth in the DIP Documents.
28.Carve-Out.
(a)The “Carve-Out” means the following expenses:  (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee pursuant to 28 U.S.C. § 1930(a) plus interest pursuant to 31 U.S.C. § 3717 (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses incurred by a trustee under Bankruptcy Code section 726(b) in an amount not exceed $50,000 (without regard to the notice set forth in (iii) below); (iii) (A) all fees, disbursements, costs and expenses (the “Debtor Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to Bankruptcy Code section 327, 328 or 363 (collectively, the “Debtor Professionals”) and (B) to the extent a Committee is formed, all fees, disbursements, costs and expenses (the “Committee Professional Fees” and, together with the Debtor Professional Fees, collectively, the “Professional Fees”) incurred by persons or firms retained by any Committee pursuant to Bankruptcy Code section 328 or 1103 (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the DIP Lender of a Carve-Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve-Out Trigger Notice (these clauses (i) through (iii), the “Pre-Carve Out Amounts”); and (iv) after the first business day following delivery by the DIP Lender of the Carve-Out Trigger Notice, to the extent allowed at any time, all fees, disbursements, costs and expenses incurred by the Professional Persons in an aggregate amount not to exceed $2,500,000.00 (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”), and together with the Pre-Carve Out Amounts, the “Carve-Out Amount”).  For purposes of the foregoing, “Carve-Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP Lender to the Debtors, their lead restructuring counsel, the United States Trustee, counsel to the Prepetition Agent, the AHG Counsel and counsel to the Committee (if any), which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the DIP Obligations under the DIP Facility, stating that the Post-Carve Out Trigger Notice Cap has been invoked.  No portion of the Carve-Out, any Cash Collateral, any other DIP Collateral or any proceeds of the DIP Facility, including any disbursements set forth in the Approved Budget or obligations benefitting from the Carve-Out, shall be used for the payment of Professional Fees, disbursements, costs or expenses incurred by any person, including, without limitation, any Committee, in connection with challenging the DIP Lender’s or the Prepetition Secured Parties’ liens or claims, preventing, hindering or delaying any of the DIP Lender’s or the Prepetition Secured Parties’ enforcement or realization upon any of the DIP Collateral, the filing of any chapter 11 plan or related disclosure statement not consented to by the DIP Lender or the Prepetition Secured Parties, other than a chapter 11 plan that indefeasibly satisfies the DIP Obligations in full in cash, the filing of any motion seeking approval of a sale of any DIP Collateral without the consent of the DIP Lender or the Prepetition Secured Parties, other than a sale that indefeasibly satisfies the DIP Obligations in full in cash, or initiating or prosecuting any claim or action against the DIP Lender or any Prepetition Secured Party; provided that notwithstanding the foregoing, proceeds from the DIP Facility and/or Cash Collateral not to exceed $50,000 in the aggregate (the “Investigation Budget Cap”) may be used on account of Professional Fees incurred by Committee Professionals (if any) in connection with the investigation of avoidance actions or any other claims or causes of action (but not the prosecution of such actions) on account of the Prepetition Obligations and Prepetition Secured Parties (but not the DIP Facility and DIP Lender).
(b)Fee Estimates.
(i)Delivery of Weekly Fee Estimates. Not later than 6:00 p.m. (prevailing Central Time) on the third business day of each week starting with the first full calendar week following entry of this Interim Order, each Professional Person shall deliver to the Debtors a statement setting forth a good-faith estimate of the amount of fees and expenses (the “Estimated Fees and Expenses”) incurred during the preceding week by such Professional Person (through Saturday of such week, the “Calculation Date”), along with a good-faith estimate of the cumulative total amount of unreimbursed fees and expenses incurred through the applicable Calculation Date and a statement of the amount of such fees and expenses that have been paid to date by the Debtors (each such statement, a “Weekly Statement”); provided that within one business day of the occurrence of the delivery of the Carve-Out Trigger Notice, each Professional Person shall deliver one additional statement (the “Final Statement”) setting forth a good-faith estimate of the amount of fees and expenses incurred during the period commencing on the calendar date after the most recent Calculation Date for which a Weekly Statement has been delivered and concluding on the date of the delivery of the Carve-Out Trigger Notice.
(ii)Funded Reserve.  The Debtors shall maintain at all times a reserve (the “Funded Reserve”) in an amount equal to the sum of (i) the greater of (x) the aggregate unpaid amount of the Estimated Fees and Expenses included in all Weekly Statements timely received by the Debtors, and (y) the aggregate amount of all Professional Fees contemplated in the Approved Budget at the applicable time, plus (ii) the Post-Carve Out Trigger Notice Cap, plus (iii) the amounts contemplated under Paragraphs 28(a)(i) and (ii), plus (iv) an amount equal to the amount of Professional Fees set forth in the Approved Budget for the then-current week occurring after the most recent Calculation Date and the two (2) weeks succeeding such current week.
(c)Delivery of a Carve-Out Trigger Notice.  On the date on which a Carve-Out Trigger Notice is delivered in accordance with the terms of this Interim Order (the “Carve-Out Trigger Declaration Date”), the Carve-Out Trigger Notice shall (i) be deemed a draw request and notice of borrowing by the Debtors for undrawn DIP Loans committed under the DIP Facility, in an amount equal to the amounts required to be maintained in the Funded Reserve to the extent such amounts have not been previously funded; (ii) be deemed a draw request and notice of borrowing by the Debtors for DIP Loans in an amount equal to the aggregate unpaid amount of Professional Fees estimated to have been incurred for the period prior to the date of delivery of the Carve-Out Trigger Notice; and (iii) subject to the foregoing, also constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund the Funded Reserve in an amount equal to the sum of the amounts set forth in Paragraph 28.
(d)All funds in the Funded Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of “Carve-Out” set forth above and, thereafter, shall be used to fund the Post-Carve Out Trigger Notice Cap, in each case, until paid in full.  Notwithstanding anything to the contrary in the DIP Documents or this Interim Order, following delivery of a Carve-Out Trigger Notice, the DIP Lender shall not sweep or foreclose on cash of the Debtors until the Funded Reserve has been fully funded.  Further, notwithstanding anything to the contrary in this Interim Order, (i) disbursements by the Debtors from the Funded Reserve shall not constitute DIP Loans or increase or reduce the DIP Obligations, (ii) the failure of the Carve-Out Amounts to satisfy in full the Professional Fees shall not affect the priority of the Carve-Out and (iii) in no way shall the Approved DIP Budget, Carve-Out, Post-Carve Out Trigger Notice Cap, amounts maintained in the Funded Reserve or any of the foregoing be construed as a cap or limitation on the amount of the Professional Fees due and payable by the Debtors.  For the avoidance of doubt and notwithstanding anything to the contrary in this Interim Order, the DIP Facility or in any Prepetition Credit Document, the Carve-Out shall be senior to all DIP Liens, DIP Superpriority Claims, the Adequate Protection Liens, the Adequate Protection Superpriority Claims and any and all other forms of adequate protection, claims or liens securing the Prepetition Obligations.
(e)Payment of Professional Fees Prior to the Carve-Out Trigger Declaration Date.  Any payment or reimbursement made prior to the occurrence of the Carve-Out Trigger Declaration Date in respect of any Professional Fees shall not reduce the Post-Carve-Out Trigger Notice Cap.
29.Good Faith Under Bankruptcy Code Section 364(e); No Modification or Stay of this Interim Order or Interim Cash Collateral Order.  The DIP Lender and the Prepetition Secured Parties have acted in good faith in connection with this Interim Order and the Interim Cash Collateral Order, as applicable, and are entitled to rely upon the protections granted herein and by Bankruptcy Code section 364(e).  Based on the findings set forth in this Interim Order, the Interim Cash Collateral Order and the record made during the Interim Hearing, and in accordance with Bankruptcy Code section 364(e), in the event any or all of the provisions of this Interim Order or the Interim Cash Collateral Order are hereafter modified, amended or vacated by a subsequent order of this Court or any other court, the DIP Lender and the Prepetition Secured Parties are entitled to the protections provided in Bankruptcy Code section 364(e).  Any such modification, amendment or vacation shall not affect the validity and enforceability of any advances previously made or made hereunder, or lien, claim or priority authorized or created hereby.
30.Proofs of Claim.  Notwithstanding anything to the contrary contained in any prior or subsequent order of the Court, including, without limitation, any order establishing a deadline for the filing of proofs of claim or requests for payment of administrative expenses under Bankruptcy Code section 503(b), neither the DIP Lender, the Prepetition Agent nor the Prepetition Lenders shall be required to file any proof of claim or request for payment of administrative expenses with respect to any of the DIP Obligations or Prepetition Obligations; and the failure to file any such proof of claim or request for payment of administrative expenses shall not affect the validity, priority or enforceability of any of the DIP Documents or the Prepetition Credit Documents or of any indebtedness, liabilities or obligations arising at any time thereunder or prejudice or otherwise adversely affect the DIP Lender’s, the Prepetition Agent’s or the Prepetition Lenders’ rights, remedies, powers or privileges under any of the DIP Documents, the Prepetition Credit Documents, this Interim Order or applicable law.  The provisions set forth in this paragraph are intended solely for the purpose of administrative convenience and shall not affect the substantive rights of any party in interest or their respective successors in interest.
31.Limitations on Use of DIP Proceeds, Cash Collateral and Carve-Out.  Except as otherwise permitted in this Interim Order and the Approved Budget (including with respect to the Investigation), the DIP Facility, the DIP Collateral, the Prepetition Collateral, the Cash Collateral and the Carve-Out (including the Post-Carve Out Trigger Notice Cap) may not be used in connection with:  (a) preventing, hindering or delaying the DIP Lender or the Prepetition Secured

Parties’ enforcement or realization upon any of the DIP Collateral or Prepetition Collateral; (b) using or seeking to use Cash Collateral or selling or otherwise disposing of DIP Collateral other than (i) in the ordinary course or (ii) with the prior written consent of the DIP Lender, the Prepetition Agent and the Requisite Consenting Lenders; (c) using or seeking to use, outside the ordinary course of business, any insurance proceeds constituting DIP Collateral without the prior written consent of the DIP Lender, the Prepetition Agent or the Requisite Consenting Lenders; (d) incurring any indebtedness without the prior written consent of the DIP Lender, the Prepetition Agent and the Requisite Consenting Lenders, except to the extent permitted under the DIP Documents, this Interim Order and the Approved Budget; (e) seeking to amend or modify any of the rights granted to the DIP Lender or the Prepetition Secured Parties under this Interim Order, the DIP Documents or the Prepetition Credit Documents; (f) objecting to or challenging in any way the DIP Liens, the DIP Obligations, the Prepetition Liens, the Prepetition Obligations, the DIP Collateral (including Cash Collateral) or, as the case may be, Prepetition Collateral, or any other claims or liens, held by or on behalf of the DIP Lender or the Prepetition Secured Parties; (g) asserting, commencing or prosecuting any claims or causes of action whatsoever, including, without limitation, any actions under chapter 5 of the Bankruptcy Code, applicable state law equivalents, any so-called “lender liability” claims and causes of action or other actions to recover or disgorge payments against the DIP Lender or the Prepetition Secured Parties or any of their directors, officers, employees, attorneys, advisors and professionals; (h) litigating, objecting to, challenging, contesting in any manner or raising any defenses to, the validity, extent, amount, perfection, priority or enforceability of any of the DIP Lender’s DIP Obligations and DIP Liens or any other rights or interests of the DIP Lender or the Prepetition Obligations and Prepetition Liens or any other rights or interests of the Prepetition Agent and the Prepetition Lenders; or (i) seeking to subordinate, recharacterize, disallow or avoid the DIP Obligations or the Prepetition Obligations.
32.Turn Over.  Prior to the indefeasible payment in full in cash and the complete satisfaction of all DIP Obligations and termination of the commitment in accordance with the DIP Documents, any party who holds a lien or security interest in DIP Collateral that is junior and/or subordinate to the DIP Liens or a claim that is subordinate to the DIP Superpriority Claims (including any of the Prepetition Secured Parties, but subject to the terms of the TSA and the Debtors’ chapter 11 plan) receives or is paid the proceeds of any DIP Collateral other than as expressly permitted in the DIP Documents and this Interim Order, such party shall be deemed to have received, and shall hold, such proceeds or payments in trust for the DIP Lender and shall immediately turn over such amounts to the DIP Lender to repay the DIP Obligations in accordance with the DIP Documents and this Interim Order until indefeasibly paid in full in cash.
33.Effect of Stipulations on Third Parties.7  The Debtors’ Stipulations contained in Paragraph G and releases in Paragraph H hereof were binding in all circumstances upon the Debtors upon entry of the Interim Cash Collateral Order.  The Debtors’ Stipulations shall be binding upon each other party in interest, including any Committee, except to the extent such party in interest first obtains standing (including any chapter 11 trustee or, if the Chapter 11 Cases are converted to cases under chapter 7 prior to the expiration of the Challenge Period , the chapter 7 trustee in such Successor Case), by no later than (i) the earlier of (x) ten (10) days prior to the initial date scheduled for the hearing to consider confirmation of the Debtors’ chapter 11 plan and (y) sixty (60) calendar days following the date of entry of the Interim Cash Collateral Order; and (ii) solely with respect to any Committee, sixty (60) calendar days after the date of formation of
[7]

For the avoidance of doubt, nothing in this Interim Order or the Interim Cash Collateral Order shall release Bread Financial Holdings, Inc. or any other related entity or individual that is expressly excluded from the releases contemplated by the Debtors’ chapter 11 plan.

the Committee if appointed within 30 days after the Petition Date (such time period established by (i) and (ii) shall be referred to as the “Challenge Period,” and the date that is the next calendar day after the termination of the Challenge Period in the event that either (x) no Challenge (as defined below) is properly raised during the Challenge Period or (y) with respect only to those parties who properly file a contested matter, adversary proceeding or other matter challenging or otherwise objecting to the admissions, stipulations, findings or releases included in the Debtors’ Stipulations (each, a “Challenge”), such Challenge is fully and finally adjudicated, (x) and (y) shall be referred to as the “Challenge Period Termination Date”) and second, obtains a final, non-appealable order in favor of such party in interest sustaining any such Challenge in any such timely-filed contested matter, adversary proceeding or other action (any such Challenge timely brought for which such a final and non-appealable order is so obtained, a “Successful Challenge”); provided, however, the Challenge Period with respect to the Committee shall lapse no later than upon the effective date of a chapter 11 plan that provides for the payment of “Convenience Claims”8 in full in cash; provided further that the Challenge Period Termination Date may be extended for cause by order of the Court; provided further that if the Chapter 11 Cases are converted to chapter 7 or a chapter 7 or chapter 11 trustee is appointed or elected prior to the Challenge Period Termination Date, any such estate representative or trustee shall receive the full benefit of any remaining time before the Challenge Period Termination Date, which shall be extended for a period of sixty (60) calendar days.  The filing of a motion seeking standing to file a Challenge before expiration of the Challenge Period, which attaches a proposed Challenge, shall extend the Challenge Period with respect to solely that party until two (2) business days after the Court approves the standing motion, or such other time period ordered by the Court in approving the standing motion.  Notwithstanding any
[8]

Pursuant to the chapter 11 plan filed substantially contemporaneously with the Motion, “Convenience Class Claims” means any general unsecured claim against one or more of the Debtors that is allowed in an amount greater than $0 but less than or equal to $1,500,000.00.

provision to the contrary herein, nothing in this Interim Order shall be construed to grant standing on any party in interest, including any Committee, to bring any Challenge on behalf of the Debtors’ Estates.  The failure of any party in interest, including any Committee, to obtain an order of this Court prior to the Challenge Period Termination Date granting standing to bring any Challenge on behalf of the Debtors’ Estates shall not be a defense to failing to commence a Challenge prior to the Challenge Period Termination Date as required under this Paragraph 33 or to require or permit an extension of the Challenge Period Termination Date.
34.Limitation on Charging Expenses. With respect to the DIP Lender and the Prepetition Secured Parties, subject to and effective upon entry of the Final Order, and, in each case, except to the extent of the Carve-Out, no costs or expenses of administration of the Chapter 11 Cases or any Successor Cases at any time, including, without limitation, any costs and expenses incurred in connection with the preservation, protection or enhancement of realization by the DIP Lender, the Prepetition Agent or the Prepetition Lenders, respectively, upon the DIP Collateral or the Prepetition Collateral, as applicable, shall be charged against or recovered from the DIP Collateral or the Prepetition Collateral, as applicable, whether pursuant to Bankruptcy Code section 506(c), any other legal or equitable doctrine (including unjust enrichment) or otherwise, without the prior written consent of the DIP Lender with respect to the DIP Collateral and the requisite Prepetition Secured Parties under the Prepetition Credit Documents with respect to the Prepetition Collateral, and no such consent shall be implied, directly or indirectly, from anything contained in this Interim Order (including, without limitation, consent to the Carve Out or the approval of any budget hereunder) or from any other action, inaction, or acquiescence by any of the DIP Lender or the Prepetition Secured Parties.

35.No Marshalling; Section 552(b) Waiver.  Subject to and effective upon entry of the Final Order, in no event shall the DIP Lender, the Prepetition Agent or the Prepetition Lenders be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the DIP Collateral or the DIP Obligations and Prepetition Collateral or the Prepetition Obligations, as applicable, and all proceeds shall be received and applied in accordance with the DIP Documents and this Interim Order.  Each of the Prepetition Secured Parties shall be entitled to all of the rights and benefits of Bankruptcy Code section 552(b), and, subject to entry of the Final Order granting such relief, in no event shall the “equities of the case” exception in Bankruptcy Code section 552(b) apply to the Prepetition Secured Parties or the Prepetition Collateral.
36.No Third Party Rights.  Except as explicitly provided for herein or in any of the DIP Documents, this Interim Order does not create any rights for the benefit of any third party, creditor, equity holder, or direct, indirect or incidental beneficiary.
37.No Lender Liability.  In determining to make any loan (whether under the DIP Documents or otherwise) or permit the use of Cash Collateral or in exercising any rights or remedies as and when permitted pursuant to this Interim Order or the DIP Documents or taking any other act permitted under this Interim Order and the DIP Documents, the DIP Lender, the Prepetition Agent and the Prepetition Lenders shall not (i) be deemed to be in control of the operations of the Debtors or to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended, or any similar federal, state or local statute or regulation) or (ii) owe any fiduciary duty to the Debtors, their respective creditors, shareholders or the Estates.

38.Limitation on Liability.  The DIP Lender shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the DIP Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any Diminution in Value thereof; or (iv) any act or default of any carrier, servicer, bailee, custodian, forwarding agency or other person.
39.No Waiver by Failure to Seek Relief.  The failure of the DIP Lender or the Prepetition Secured Parties to seek relief or otherwise exercise their rights and remedies under this Interim Order, the DIP Documents, the Prepetition Credit Documents or applicable law, as the case may be, shall not constitute a waiver of any of the rights hereunder, thereunder or otherwise.
40.Binding Effect of Interim Order.  Immediately upon entry of this Interim Order by this Court, the terms and provisions of this Interim Order shall become valid and binding upon and inure to the benefit of the Debtors, the DIP Lender, the Prepetition Secured Parties, all other creditors of any of the Debtors, any Committee and all other parties in interest and their respective successors and assigns, including (i) any trustee or other fiduciary hereafter appointed in any of the Chapter 11 Cases, any Successor Cases or upon dismissal of any Chapter 11 Case or Successor Case and (ii) Bank of Montreal as successor and assign to the DIP Lender solely to the extent that any “DIP Obligations” as defined in the CCAA DIP Term Sheet remain outstanding after Bank of Montreal has exercised remedies against all other “Collateral” as defined in the CCAA DIP Term Sheet pursuant to, and in accordance with, the applicable orders entered in the CCAA Proceeding, at which point, Bank of Montreal shall be entitled to, and shall be entitled to exercise, all rights and remedies of the DIP Lender hereunder on behalf of the DIP Lender, or, alternatively, to direct the DIP Lender to exercise all of the DIP Lender’s rights and remedies hereunder.

41.Joint and Several.  The Debtors are jointly and severally liable for the DIP Obligations and all other obligations hereunder.
42.Incorporation by Reference of Interim Cash Collateral Order.  All terms, provisions and agreements set forth in the Interim Cash Collateral Order, except to the extent expressly modified herein, are hereby incorporated herein by reference (including, for the avoidance of doubt, Paragraphs 13-15 of the Interim Cash Collateral Order), with the same force and effect as though fully set forth herein.
43.Survival.  The provisions of this Interim Order and any actions taken pursuant hereto shall survive entry of any order which may be entered:  (a) confirming any chapter 11 plan in any of the Chapter 11 Cases; (b) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (c) dismissing any of the Chapter 11 Cases or any Successor Cases; or (d) pursuant to which this Court abstains from hearing any of the Chapter 11 Cases or Successor Cases.
44.Credit Bidding and Sale Provisions.  Subject to the provisions of Bankruptcy Code section 363(k) and the TSA, the DIP Lender and the Prepetition Agent shall each have the right to credit bid (either directly or through one or more acquisition vehicles), up to the full amount of the DIP Lender’s claims and the Prepetition Secured Parties’ respective claims, as applicable, in any sale of all or any portion of the DIP Collateral and the Prepetition Collateral, as applicable, including, without limitation, sales occurring pursuant to Bankruptcy Code section 363 or included as part of any chapter 11 plan.

45.Settlement with the Bread Parties.9
(a)Nothing in the Combined DS and Plan, the Confirmation Order, the Interim Cash Collateral Order or this Interim Order (and the Final Order) shall impair or eliminate any alleged direct, non-derivative claims the Bread Parties may assert against the Prepetition Secured Parties or any defenses or arguments that any of the Bread Parties may have in connection with any Spinoff Claims and Causes of Action that are Preserved Estate Claims, including, without limitation, the Bread Parties’ ability to assert the following:  (i) shared liability or judgment reduction doctrines that limit or eliminate the Bread Parties’ liability to the estate or the Liquidating Trust; (ii) that the Spinoff Claims and Causes of Action should be dismissed or that any liability of the Bread Parties should be eliminated, reduced or mitigated by virtue of the actions of the beneficiaries of the Liquidating Trust (or the predecessors of such beneficiaries) or eliminated, reduced or mitigated because the beneficiaries of the Liquidating Trust (or the predecessors of such beneficiaries) are not proper beneficiaries (through the Liquidating Trust) of the proceeds of any Spinoff Claims and Causes of Action against any Bread Parties; and (iii) defenses such as in pari delicto, unclean hands or similar defenses or doctrines.
(b)The Challenge Period (and, solely with respect to the limited potential estate claims described in this paragraph, any related statute of limitations and the effectiveness of the Debtor Release of the Prepetition Secured Parties in the Combined DS and Plan and any Confirmation Order) shall be tolled until 30 days following the conclusion of any litigation by the Debtors or the Liquidating Trust against any of the Bread Parties for any Spinoff Claims and Causes of Action, solely to permit any of the Bread Parties to seek standing to commence any
[9]

“Bread Parties” has the meaning ascribed to it in the Combined Disclosure Statement and Joint Chapter 11 Plan of Loyalty Ventures Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 118] (as may be amended in accordance with the TSA, the “Combined DS and Plan”).  Capitalized terms used in Paragraph M.45 but not defined in this Interim Order shall have the meanings ascribed to them in the Combined DS and Plan.

claims or causes of action against the Prepetition Secured Parties, and solely to the extent any of the Bread Parties are held liable to the Debtors or the Liquidating Trust for any Spinoff Claims and Causes of Action by a court of competent jurisdiction (a “Preserved Challenge”).  The sole remedy that the Bread Parties may seek in a Preserved Challenge shall be the reduction of amounts to be paid to the Prepetition Secured Parties from the Liquidating Trust or the disgorgement of amounts previously paid to the Prepetition Secured Parties from the Liquidating Trust, in both cases limited to the actual amounts that the Bread Parties were held liable to pay to the Debtors or the Liquidating Trust as a result of any Spinoff Claims and Causes of Action.  The Bread Parties will not seek standing to commence a Challenge other than a Preserved Challenge that complies with the terms of the prior sentence, and all other parties reserve the right to contest standing, to contest any Preserved Challenge and to contest the amount of reduction or disgorgement that the Bread Parties seek.
(c)To the extent any Bread Parties have Allowed Claims in the Chapter 11 Cases, those Allowed Claims shall participate in the Liquidating Trust with respect to any recoveries from assets that were unencumbered as of the Petition Date or, to the extent securing DIP Facility Claims or adequate protection claims under any of the DIP Orders, not applied to satisfy such claims, other than the proceeds of claims against the Bread Parties (if any).  The Debtors and all parties in interest retain their rights to object to any proof of claim filed by any Bread Parties, and all rights and defenses of the Bread Parties in respect thereto are also preserved.
(d)The Bread Parties may raise any objections and arguments in connection with the Debtors’ Executory Contracts with any of the Bread Parties, including the Debtors’ assumption or rejection thereof, and the rights of the Debtors and all other parties in interest with respect thereto are also preserved.

(e)For the avoidance of doubt, the Bread Parties may opt out of the Third-Party Release.
(f)The Bread Parties agree not to object to confirmation of the Plan or the DIP Orders, and that any objections raised in connection with paragraph 45(c) will not be styled as, or argued by the Bread Parties to be, “confirmation objections” that seek to delay, hinder or prolong entry of the Confirmation Order or the Effective Date of the Plan.
46.Controlling Effect of Interim Order.  To the extent any provision of this Interim Order conflicts with any provision of the Motion, the DIP Term Sheet, any DIP Document (executed as of the date of this Interim Order) or the Interim Cash Collateral Order, the provisions of this Interim Order shall control.
47.Final Hearing.  The Final Hearing on the Motion shall be held on April 4, 2023, at 10:00 a.m., prevailing Central Time; provided that the Final Hearing may be adjourned or otherwise postponed upon the Debtors filing a notice of such adjournment with the consent of the DIP Lender, the Prepetition Agent and the Requisite Consenting Lenders.  The Debtors shall promptly serve copies of this Interim Order (which shall constitute adequate notice of the Final Hearing) to the parties having been given notice of the Interim Hearing, and to any other party that has filed a request for notices with this Court.  Any objections or responses to entry of the Final Order shall be filed on or before 4:00 p.m., prevailing Central Time, on March 31, 2023.

48.Necessary Action.  The Debtors are authorized to take any and all such actions and to make, execute and deliver any and all instruments as may be reasonably necessary to implement the terms and conditions of this Interim Order and the transactions contemplated hereby.

49.Enforceability.  This Interim Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 and shall take effect and be enforceable immediately upon entry thereof.  Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062 or 9014, any applicable Local Bankruptcy Rules or Rule 62(a) of the Federal Rules of Civil Procedure, this Interim Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Interim Order.
50.Headings.  The headings in this Interim Order are for purposes of reference only and shall not limit or otherwise affect the meaning of this Interim Order.
51.Retention of Jurisdiction.  This Court retains jurisdiction with respect to all matters arising from or related to the DIP Documents and the implementation of this Interim Order and to enforce the same.

Signed: March 21, 2023
/s/ Christopher M. Lopez
Christopher Lopez United States Bankruptcy Judge

EXHIBIT A

DIP TERM SHEET

LOYALTY VENTURES INC.

Senior Secured Superpriority Debtor in Possession Credit Facility
Term Sheet

Dated as of March [___], 2023

This Senior Secured Superpriority Debtor in Possession Credit Facility Term Sheet (including all schedules, annexes and exhibits hereto, as may be amended, amended and restated, supplemented or otherwise modified from time to time, this “Term Sheet”) contains the terms and conditions of a proposed senior secured superpriority debtor in possession credit facility (the “DIP Credit Facility”) to be provided by LoyaltyOne, Co., a corporation existing under the laws of Nova Scotia (the “DIP Lender”), to Loyalty Ventures Inc., a Delaware corporation (the “Borrower” and, together with the Guarantors (as defined below), the “Debtors”), in connection with the Debtors’ cases (the “Chapter 11 Cases”) filed in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) pursuant to chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”) on March 10, 2023 (the “Petition Date”).

The DIP Lender has commenced a proceeding under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”, and such proceeding, the “DIP Lender’s CCAA Proceeding”) before the Ontario Superior Court of Justice (Commercial List) (the “CCAA Court”) and in connection with the DIP Lender’s CCAA Proceeding, subject to approval of the CCAA Court, Bank of Montreal, as lender, has agreed to make a secured credit facility available to the DIP Lender, as borrower (the “CCAA DIP Loans”), pursuant to, and in accordance with, that certain DIP Term Sheet, dated as of March 10, 2023 (the “CCAA DIP Term Sheet”), by and among Bank of Montreal, as lender, and the DIP Lender, as borrower. The DIP Lender will request the CCAA Court in the DIP Lender’s CCAA Proceeding to approve the CCAA DIP Term Sheet and CCAA DIP Loans which authorize the DIP Lender to provide the DIP Credit Facility to the Borrower.

Capitalized terms used but not defined herein have the meanings assigned to them in the Transaction Support Agreement, dated as of March 10, 2023 (including all amendments, modifications, exhibits, and supplements thereto, the “TSA”) by and among the Company Parties (as defined therein), the Consenting Lenders (as defined therein) and Bank of America, N.A., as administrative agent (the “Prepetition Agent”).

BORROWER:	Loyalty Ventures Inc., a Delaware corporation, in its capacity as a debtor and debtor in possession under the Bankruptcy Code.
GUARANTORS:

LVI Lux Holdings S.à r.l., a private limited liability company organised and established under the laws of the Grand Duchy of Luxembourg, LVI Sky Oak LLC, a Delaware limited liability company, and Rhombus Investments L.P., a Bermuda limited partnership (collectively, the “Guarantors” and each, individually, a “Guarantor”).

DIP LENDER:	LoyaltyOne, Co., a corporation existing under the laws of Nova Scotia.
DIP CREDIT FACILITY:	Subject to the approval of the CCAA DIP Loans by the CCAA Court in accordance with the CCAA DIP Term Sheet, the DIP Lender agrees to make senior secured superpriority debtor in possession loans to the Borrower consisting of delayed-draw term loans to be made from time to time during the Availability Period (as defined below) in an aggregate principal amount not to exceed at any time outstanding aggregate principal commitments of $30,000,000 (the “DIP Commitment”), of which up to $15,000,000 of the DIP Commitment may be funded on and after the Interim Closing Date (as defined below) (the “Interim DIP Amount”) and up to the full remaining DIP Commitment will be funded on or after the Final Closing Date (as defined below) (the “Final Commitment”), in each case, in accordance with the CCAA DIP Term Sheet and the DIP Agreement Cash Flow Projection (as defined in the CCAA DIP Term Sheet) in effect at such time.

AVAILABILITY PERIOD & DRAW SCHEDULE:

The DIP Credit Facility shall be available from the Interim Closing Date to the earlier of (i) the Maturity Date (as defined below) and (ii) the date of the termination of the DIP Credit Facility pursuant to the terms hereof or the DIP Orders (the “Availability Period”). The Borrower may request draws under the DIP Credit Facility in accordance with the following schedule (the “Draw Schedule”) by delivering a notice of borrowing to the DIP Lender in substantially the form of Exhibit A attached hereto (the “Notice of Borrowing”), duly executed by an authorized officer of the Borrower:

(i)
Interim DIP Loans:  On or after the Interim Closing Date and prior to the Final Closing Date, the Borrower may request loans in one or more borrowings in an amount not to exceed the amount set out in respect thereof for the relevant period in the DIP Agreement Cash Flow Projection (as defined in the CCAA DIP Term Sheet) in effect at such time and in an aggregate principal amount not to exceed the Interim DIP Amount, in accordance with the provisions of this Term Sheet and the terms of the Interim Order (as defined below) (the “Interim DIP Loans”); and
(ii)
Final DIP Loans:  On or after the Final Closing Date, the Borrower may request loans in one or more borrowings in an amount not to exceed the amount set out in respect thereof for the relevant period in the DIP Agreement Cash Flow Projection (as defined in the CCAA DIP Term Sheet) in effect at such time and in an aggregate principal amount (the “Final DIP Amount”) not to exceed the DIP Commitment, less amounts drawn under the Interim DIP Loans (the “Final DIP Loans” and, together with the Interim DIP Loans, the “DIP Loans”), in accordance with the provisions of this Term Sheet and the terms of the Final Order (as defined below).

CLOSING DATES:

“Interim Closing Date” means the date on which the “Conditions Precedent to Interim DIP Loans” (including, without limitation, entry of the Interim Order) shall have been satisfied or waived in accordance with this Term Sheet.

“Final Closing Date” means the date on which the “Conditions Precedent to Final DIP Loans” as set forth below (including, without limitation, entry of the Final Order) shall have been satisfied or waived in accordance with this Term Sheet.

TERM SHEET, INTERIM ORDER AND FINAL ORDER:

The provisions of this Term Sheet, the Interim Order and the Final Order shall govern the DIP Credit Facility.

As used herein, the term “Interim Order” means an interim order with respect to the Chapter 11 Cases and the DIP Credit Facility granting interim approval of the DIP Credit Facility, in form and substance reasonably satisfactory to the Borrower, the Prepetition Agent and that certain Ad Hoc Group of Prepetition Lenders represented by Gibson, Dunn & Crutcher LLP (the “Term B Ad Hoc Group”).

As used herein, the term “Final Order” means a final order with respect to the Chapter 11 Cases and the DIP Credit Facility granting final approval of the DIP Credit Facility (together with the Interim Order, the “DIP Orders”), in form and substance reasonably satisfactory to the Borrower, the Prepetition Agent and the Term B Ad Hoc Group.

USE OF PROCEEDS:

Subject to Bankruptcy Court approval and the terms of the DIP Orders, proceeds of the DIP Credit Facility will be used in accordance with this Term Sheet for (a) working capital and general corporate purposes of the Debtors and/or their respective subsidiaries, (b) any adequate protection payments in accordance with the DIP Orders, and (c) for bankruptcy-related costs and expenses in respect of the Chapter 11 Cases, including, without limitation, funding and implementing a chapter 11 plan and the payment of professional fees in respect thereof and/or related thereto.

No cash collateral or proceeds of the DIP Credit Facility may be used to investigate, challenge, object to or contest the validity, security, perfection, priority, extent or enforceability of any amount due under, or the liens or claims granted under or in connection with, the DIP Credit Facility or the Prepetition Credit Agreement (as defined below); provided that the official committee of unsecured creditors (the “Creditors’ Committee”), if any, may use up to $50,000 to investigate (but not seek formal discovery in respect of or commence or prosecute any challenge or objection related to) any such claims or causes of action.

FIRST PRIORITY SECURITY INTEREST:

All DIP Loans and other liabilities and obligations owed to the DIP Lender under or in connection with this Term Sheet and/or the DIP Orders (collectively, the “DIP Obligations”), in all cases subject to (a) the Carve-Out (as defined in the Interim Order) and (b) the Prepetition Permitted Liens (as defined below), shall be:

(i)
pursuant to Bankruptcy Code section 364(c)(1), entitled to superpriority administrative expense claim status in the Chapter 11 Cases of the Debtors with priority over any and all administrative expenses, whether heretofore or hereafter incurred, of the kind specified in Bankruptcy Code sections 503(b) or 507(a);
(ii)
pursuant to sections 364(c)(2) secured by a fully perfected first-priority lien on the DIP Collateral (as defined below), to the extent that such DIP Collateral is unencumbered;
(iii)
pursuant to section 364(c)(3), secured by a fully perfected junior lien on the DIP Collateral, to the extent such DIP Collateral is subject to a Prepetition Permitted Lien; and
(iv)
pursuant to section 364(d)(1), secured by a fully perfected first-priority priming lien on the DIP Collateral, provided that such lien shall be subordinate to the Prepetition Permitted Liens but senior to all other liens (including the liens securing the Prepetition Loan Obligations (as defined below)) (collectively, the liens described in clauses (ii), (iii) and (iv), the “DIP Liens”).

The DIP Liens under Section 364(d)(1) shall not be pari passu with, or subordinated to, any other liens or security interests (whether currently existing or hereafter created), subject in each case only to the Carve-Out and any Prepetition Permitted Liens.

As used herein, “Prepetition Permitted Liens” shall mean certain liens senior by operation of law and other valid, non-avoidable, senior priority liens in existence as of the Petition Date that are perfected after the Petition Date as permitted by Bankruptcy Code section 546(b).  For the avoidance of doubt, the Prepetition Secured Parties’ liens on account of the Prepetition Loan Obligations are not Prepetition Permitted Liens.

PREPETITION CREDIT FACILITY:

Certain of the Debtors owe approximately $665.0 million (which for certainty, includes amounts outstanding under term and revolving credit facilities and outstanding letters of credit) plus accrued interest, premiums (if any), costs, fees, expenses and other obligations (the “Prepetition Loan Obligations”) under that certain Credit Agreement, dated as of November 3, 2021 (as amended and otherwise modified prior to the date hereof, the “Prepetition Credit Agreement”) by and among the Borrower and certain of its subsidiaries, as borrowers, certain other subsidiaries of Borrower, as guarantors, the financial institutions party thereto from time to time as lenders (the “Prepetition Lenders”), and the Prepetition Agent  (together with the Prepetition Lenders, the “Prepetition Secured Parties”).

ADEQUATE PROTECTION for Prepetition Secured Parties:	As set forth and provided in the Interim Order.
DIP COLLATERAL:

“DIP Collateral” means, collectively, all assets of the Borrower and each Guarantor (and, in the case of each Debtor, its bankruptcy estate) of any nature whatsoever and wherever located, whether first arising prior to or following the Petition Date, now owned or hereafter acquired, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, general intangibles, goods (including fixtures), instruments, inventory, investment property, money, cash, cash equivalents, and all deposit accounts, securities accounts, commodities accounts and lockboxes together with all money, cash, securities and other investment property on deposit from time to time therein, letters of credit, letter-of-credit rights and other supporting obligations, real property, books and records, and to the extent not otherwise included, all substitutions, replacements, accessions, products and other proceeds and products (whether tangible or intangible and including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any and all of the foregoing and all collateral security and guarantees given by any person or entity with respect to any of the foregoing, and subject to entry of the Final Order, the proceeds of avoidance actions under chapter 5 of the Bankruptcy Code.

All of the DIP Liens described herein with respect to the DIP Collateral shall be effective and perfected by the Interim Order and the Final Order and without the necessity of the execution or filing of mortgages, security agreements, pledge agreements, account control agreements, financing statements or other agreements or filings.

INTEREST RATE:

Interest will be payable on the unpaid principal amount of all DIP Loans at a rate per annum equal to Base Rate (as defined below) plus 6.00%, payable in cash on the Termination Date.

All interest under this Term Sheet shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

As used herein, “Base Rate” means a fluctuating rate of interest per annum, expressed on the basis of a year of three-hundred and sixty-five (365) days, which is equal at all times to the greater of (a) the base rate of interest (however designated) of Bank of Montreal for determining interest chargeable by it on United States Dollar commercial loans in Canada and (b) the sum of (i) the Federal Funds Effective Rate and (ii) 1.00% per annum. The Base Rate shall be calculated in a manner consistent the calculation of the “Base Rate” in the CCAA DIP Term Sheet.

As used herein, “Federal Funds Effective Rate” means, for any day, an annual rate of interest, expressed on the basis of a year of 360 days, equal, for each day during such period, to the weighted average of the rates on overnight United States federal funds transactions with members of the Federal Reserve System arranged by United States federal funds brokers, as published for such day (or, if such day is not a business day, for the preceding business day) by the Federal Reserve Bank of New York or, for any day on which that rate is not published for that day by the Federal Reserve Bank of New York, the simple average of the quotations for that day for such transactions received by the Bank of Montreal from three United States federal funds brokers of recognized standing selected by it.  The Federal Funds Effective Rate shall be calculated in a manner consistent with the calculation of the “Federal Funds Effective Rate” under the CCAA DIP Term Sheet.

DEFAULT RATE:

At all times automatically following the occurrence and during the continuance of an Event of Default, the unpaid principal amount of all DIP Loans shall bear interest at a rate equal to 2.00% per annum in excess of the interest rate set forth under “Interest Rate” above.

MATURITY DATE:

The DIP Obligations shall be repaid in full on the earlier to occur of (the “Termination Date”): (i) the occurrence of any Event of Default (as defined below) that is continuing, has not been cured or waived in writing by the DIP Lender (and, to the extent any CCAA DIP Loans are outstanding at such time, Bank of Montreal), and where the DIP Lender has notified the Borrower in writing that the DIP Obligations have been accelerated; and (ii) five (5) business days after the trust established pursuant to the Combined Disclosure Statement and Plan (as defined in the TSA) confirmed pursuant to the Confirmation Order (as defined in the TSA) has recovered net proceeds sufficient to satisfy the DIP Obligations in full (the “Maturity Date”), unless otherwise agreed by the Borrower, the DIP Lender (after consultation with the Monitor (as defined in the CCAA DIP Term Sheet)), the Consenting Lenders (as defined in the TSA) and, to the extent any CCAA DIP Loans are outstanding at such time, Bank of Montreal, in each case, acting reasonably. The Maturity Date may be extended at the request of the Borrower and with the prior written consent of the DIP Lender for such period and on such terms and conditions as the Borrower and the DIP Lender may agree.

OPTIONAL PREPAYMENTS:	The Borrower may prepay the DIP Loans in whole or in part at any time without premium or penalty.
MANDATORY PREPAYMENTS:	None.
CONDITIONS PRECEDENT TO INTERIM DIP LOANS:	The obligations of the DIP Lender to make any Interim DIP Loans will be subject to satisfaction, or waiver by the DIP Lender to the extent applicable, of each of the following conditions precedent in connection with the related draw request:

(i)
the CCAA Court in the DIP Lender’s CCAA Proceeding shall have approved the CCAA DIP Term Sheet and CCAA DIP Loans which authorize the DIP Lender to advance the Interim DIP Loans to the Borrower on the terms set out herein (and for certainty, subject to, and in accordance with, the DIP Agreement Cash Flow Projection (as defined in the CCAA DIP Term Loan Term Sheet) in effect at such time);
(ii)
the Borrower shall have delivered to the DIP Lender a Notice of Borrowing in connection with such draw request for such Interim DIP Loans;
(iii)
the Interim Order shall have been entered by the Bankruptcy Court and the Borrower shall be in compliance in all material respects with the Interim Order and any Approved Budget (as defined in the Interim Order); and
(iv)
(w) the CCAA DIP Loans shall have been approved by an order of the CCAA Court and such approval order shall not be the subject of any appeal or leave for appeal application and shall not have been stayed in any respect, (x) no “Event of Default” (as defined in the CCAA DIP Loan Term Sheet) shall have occurred and be continuing, (y) all conditions precedent for the DIP Lender (in its capacity as a borrower under the CCAA DIP Loans) to obtain an advance under the CCAA DIP Loans shall have been satisfied by the DIP Lender or waived by Bank of Montreal (in its capacity as the lender under the CCAA DIP Loans) and (z) the DIP Lender shall have cash on hand from the proceeds of such CCAA DIP Loans in an amount not less than the aggregate principal amount of requested Interim DIP Loans.

CONDITIONS PRECEDENT TO FINAL DIP LOANS:

The obligations of the DIP Lender to make any Final DIP Loans shall be subject to satisfaction, or waiver by the DIP Lender to the extent applicable, of each of the following conditions precedent in connection with the related draw request:

(i)
the CCAA Court in the DIP Lender’s CCAA Proceeding shall have approved the CCAA DIP Term Sheet and CCAA DIP Loans which authorize the DIP Lender to advance any such Final DIP Loans to the Borrower on the terms set out herein (and for certainty, subject to, and in accordance with, the DIP Agreement Cash Flow Projection (as defined in the CCAA DIP Term Loan Term Sheet) in effect at such time);
(ii)
the Borrower shall have delivered to the DIP Lender a Notice of Borrowing in connection with such draw request no later than 11:00 am New York City time one (1) business day prior to the requested funding date for such Final DIP Loans (or such later time as the DIP Lender may agree to);
(iii)
the Final Order shall have been entered by the Bankruptcy Court and the Borrower shall be in compliance in all material respects with the Final Order and any Approved Budget; and
(iv)
(w) the CCAA DIP Loans shall have been approved by an order of the CCAA Court and such approval order shall not be the subject of any appeal or leave for appeal application and shall not have been stayed in any respect, (x) no “Event of Default” (as defined in the CCAA DIP Loan Term Sheet) shall have occurred and be continuing, (y) all conditions precedent for the DIP Lender (in its capacity as a borrower under the CCAA DIP Loans) to obtain an advance under the CCAA DIP Loans shall have been satisfied by the DIP Lender or waived by Bank of Montreal (in its capacity as the lender under the CCAA DIP Loans) and (z) the DIP Lender shall have cash on hand from the proceeds of such CCAA DIP Loans in an amount not less than the aggregate principal amount of requested Final DIP Loans.

EVENTS OF DEFAULT:

Each of following shall constitute an “Event of Default”:

(i)
failure by the Borrower to be in compliance in all material respects with provisions of this Term Sheet or any DIP Order (in each case, subject to applicable grace and/or cure periods);
(ii)
the filing of any application by the Borrower (other than any application for financing provided by a third party that seeks authority to pay all of the DIP Obligations in full in cash upon the closing of such financing) for the approval of (or an order is entered by the Bankruptcy Court approving) any claim arising under Bankruptcy Code section 507(b) or any other provision of the Bankruptcy Code or any security, mortgage, collateral interest or other lien in its Chapter 11 Case, in each case, which is pari passu with or senior to the DIP Liens, excluding the Carve-Out, liens arising under the DIP Orders and/or pari passu or senior liens expressly contemplated by the DIP Orders;
(iii)
the Borrower files a pleading in any court seeking or supporting an order to revoke, reverse, stay, vacate, amend, supplement or otherwise modify this Term Sheet or any DIP Order, or to disallow any DIP Obligations, in whole or in part, in each case, without the consent of Bank of Montreal (in its capacity as the lender under the CCAA DIP Loans);
(iv)
the appointment in the Borrower’s Chapter 11 Case of a trustee, receiver, examiner, or responsible officer with enlarged powers relating to the operation of the business of the

Borrower (powers beyond those set forth in Bankruptcy Code sections 1106(a)(3) and (a)(4));
(v)
the granting of relief from the automatic stay by the Bankruptcy Court to any other creditor or party in interest in the Borrower’s Chapter 11 Case with respect to any portion of the DIP Collateral with an aggregate value of at least $5.0 million;
(vi)
the conversion of the Borrower’s Chapter 11 Case into a case pursuant to chapter 7 of the Bankruptcy Code;
(vii)
the termination of the Borrower’s exclusive right to propose a plan under chapter 11 of the Bankruptcy Code;
(viii)
a dismissal of the Chapter 11 Case;
(ix)
subject to applicable grace and/or cure periods, failure to pay principal, interest or other DIP Obligations in full when due, including without limitation, on the Maturity Date; or
(x)
the acceleration of the CCAA DIP Loans after the occurrence and during the continuance of an “Event of Default” (as defined in the CCAA DIP Loan Term Sheet) under the CCAA DIP Term Sheet.

REMEDIES UPON EVENT OF DEFAULT:	As set forth in the DIP Orders.
DIP ORDERS GOVERN:	To the extent of any conflict or inconsistency between this Term Sheet and any DIP Order, such DIP Order shall govern.
AMENDMENTS, WAIVERS AND MODIFICATIONS:

No provision of this Term Sheet or any DIP Order may be amended, waived or otherwise modified other than by an instrument in writing signed by the Borrower, the DIP Lender, the Prepetition Agent (acting at the direction of the Required Lenders under, and as defined in, the Prepetition Credit Agreement) and, to the extent any CCAA DIP Loans are outstanding at such time, Bank of Montreal.

ASSIGNMENTS:

Other than as collateral security for the CCAA DIP Loans, the DIP Lender may not assign all or any part of the DIP Loans or the DIP Commitments without the prior written consent of the Borrower.  The Borrower may not assign all or any part of its obligations under the DIP Credit Facility without the prior written consent of the DIP Lender.

GOVERNING LAW AND JURISDICTION:	The laws of the State of New York (except as governed by the Bankruptcy Code) shall govern this Term Sheet.

Each of the Borrower and the DIP Lender submits to the exclusive jurisdiction of the Bankruptcy Court for any action, matter or dispute hereunder and waives any right to trial by jury.
COUNTERPARTS AND ELECTRONIC TRANSMISSION:

This Term Sheet may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Term Sheet by facsimile, “PDF” or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Term Sheet.

TAXES:

All payments of principal and interest due under the terms of this Term Sheet shall be made by the Borrower without deduction for or on account of any present or future tax, assessment, or other governmental charge imposed upon such payment by any governmental authority, political subdivision or taxing authority thereof or therein (collectively, “Taxes”).  If the Borrower shall at any time be required by law to withhold any Taxes, the Borrower will pay as additional amounts to the DIP Lender such amounts as may be necessary so that every net payment to the DIP Lender after withholding for or on account of any Taxes will not be less than the amount required under the terms of this Term Sheet then due and payable.

CURRENCY AND JUDGMENT CURRENCY:

Unless otherwise specified herein, all dollar amounts are in the lawful currency of the United States of America. The Borrower shall pay to the DIP Lender all payments on account of principal and interest hereunder in lawful money of the United States of America.

If in the recovery by the DIP Lender of any amount owing by the Borrower hereunder in any currency, judgment can only be obtained in another currency and because of changes in the exchange rate of such currencies between the date of judgment and payment in full of the amount of such judgment, the amount received by the DIP Lender is less than the recovery provided for under the judgment, the Borrower shall immediately pay any such shortfall to the DIP Lender and such shortfall can be claimed by the DIP Lender against the Borrower as an alternative or additional cause of action.

[Remainder of page intentionally left blank]

DIP LENDER:

LOYALTYONE, CO., as DIP Lender

By:

Name:

Title:

LVI – Intercompany DIP Term Sheet

BORROWER:

LOYALTY VENTURES INC.

By:

Name:

Title:

GUARANTORS:

LVI LUX HOLDINGS S.À R.L.

By:

Name:

Title:

LVI SKY OAK LLC

By:

Name:

Title:

RHOMBUS INVESTMENTS L.P.

By:

Name:

Title:

EXHIBIT A TO TERM SHEET

FORM OF NOTICE OF BORROWING

Date: ____________________

THIS NOTICE OF BORROWING (this “Notice”) is delivered in accordance with the terms of that certain Senior Secured Superpriority Debtor in Possession Credit Facility Term Sheet, dated as of March [__], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including all schedules, annexes and exhibits hereto, the “Term Sheet”), by and among LOYALTY VENTURES INC., a Delaware corporation (the “Borrower”) and Guarantors (as defined therein) party thereto, and LOYALTYONE, CO., a corporation existing under the laws of Nova Scotia (the “DIP Lender”), in connection with cases to be filed by the Borrower and Guarantors in the United States Bankruptcy Court for the Southern District of Texas pursuant to chapter 11 of title 11 of the United States Code on March 10, 2023.  Capitalized terms used herein without definition shall have the meanings set forth in the Term Sheet.  To the extent the provisions set forth in this Notice conflict with any provisions in the Term Sheet, the Term Sheet shall govern.

The undersigned, as [the chief executive officer, president or chief financial officer] of the Borrower, hereby certifies to the DIP Lender, on behalf of the Borrower, and not in any individual capacity, that he/she is authorized to execute this Notice and hereby gives notice to the DIP Lender of the Borrower’s request to borrow [an Interim][a Final] DIP Loan in the amount of $__________________ on ____________________.

The undersigned hereby requests that such funds be disbursed to the following account:

Name of Bank: [___]

ACH Routing Number: [___]

Account No.: [___]

Wire Transfer ABA: [___]

SWIFT: [___]

[The undersigned, as the [chief executive officer, president or chief financial officer] of the Borrower, hereby certifies to the DIP Lender, on behalf of Borrower, and not in any individual capacity, that as of the date hereof, no Event of Default has occurred and is continuing or will occur under the DIP Credit Facility or [the Interim Order]1[the Final Order]2 before or after giving effect to the [Interim][Final] DIP Loan.

[Signature page follows]

1 To be included for any borrowing made after the Interim Closing Date and prior to the Final Closing Date.

2 To be included for any borrowing made after the Final Closing Date.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice as of the date first set forth above.

BORROWER:

LOYALTY VENTURES INC.

By: ______________________________________

Name:

Title:

EXHIBIT B
APPROVED BUDGET

13-Week Budget
Loyalty Ventures Inc.
(Unaudited, $USD in millions)

	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	13 Week
Week Ending	17-Mar	24-Mar	31-Mar	7-Apr	14-Apr	21-Apr	28-Apr	5-May	12-May	19-May	26-May	2-Jun	9-Jun	Total

Receipts	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Disbursements

Operating Disbursements	(0.1)	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	-	-	-	-	-	-	(1.1)
Payroll	-	(0.2)	-	(0.2)	-	(0.2)	(0.2)	-	-	-	-	-	-	(0.8)
Corporate Interco Transfers	-	2.4	2.8	2.5	2.0	2.3	13.1	-	-	-	-	-	-	25.1
Non-Operating Disbursements	-	(0.2)	(0.8)	(0.2)	(0.2)	(0.2)	(12.0)	-	-	-	-	-	-	(13.5)
Professional Fees	-	(2.0)	(2.0)	(2.0)	(1.7)	(1.7)	(0.9)	-	-	-	-	-	-	(10.3)
Total Disbursements	(0.1)	(0.2)	(0.1)	0.0	(0.0)	0.1	(0.3)	-	-	-	-	-	-	(0.6)

Net Cash Flow	$ (0.1)	$ (0.2)	$ (0.1)	$ 0.0	$ (0.0)	$ 0.1	$ (0.3)	$ -	$ -	$ -	$ -	$ -	$ -	$ (0.6)

Beginning Cash Balance	0.9	0.8	0.6	0.5	0.5	0.5	0.6	0.3	0.3	0.3	0.3	0.3	0.3	0.9
Net Cash Flow	(0.1)	(0.2)	(0.1)	0.0	(0.0)	0.1	(0.3)	-	-	-	-	-	-	(0.6)
Ending Cash Balance	$ 0.8	$ 0.6	$ 0.5	$ 0.5	$ 0.5	$ 0.6	$ 0.3	$ 0.3	$ 0.3	$ 0.3	$ 0.3	$ 0.3	$ 0.3	$ 0.3